                                                                   EXHIBIT 10.15



                              OFFICE BUILDING LEASE


                                 by and between


                           HMS GATEWAY OFFICE, L.P.,

                        a Delaware Limited Partnership


                                      and


                             ACTUATE CORPORATION,

                            a Delaware corporation

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
ARTICLE 1. Definitions......................................................................................   1
   1.01   "Additional Rent".................................................................................   1
   1.02   "Base Building Improvements"......................................................................   1
   1.03   "Base Rent".......................................................................................   1
   1.04   "Basic Operating Cost"............................................................................   1
   1.05   "Basic Operating Cost Adjustment".................................................................   1
   1.06   "Basic Services"..................................................................................   1
   1.07   "Building"........................................................................................   1
   1.08   "Building Standard Improvements"..................................................................   1
   1.09   "business day"....................................................................................   2
   1.10   "business hours"..................................................................................   2
   1.11   "Common Areas"....................................................................................   2
   1.12   "Estimated Basic Operating Cost"..................................................................   2
   1.13   "Fair Market Rent"................................................................................   2
   1.14   "Gross Rent"......................................................................................   2
   1.15   "Hazardous Material"..............................................................................   2
   1.16   "Hazardous Materials Claims"......................................................................   3
   1.17   "Hazardous Materials Laws"........................................................................   3
   1.18   "Landlord Parties"................................................................................   3
   1.19   "Leased Premises".................................................................................   3
   1.20   "Major Vertical Penetrations".....................................................................   3
   1.21   "Net Rentable Area"...............................................................................   4
   1.22   "Permitted Hazardous Materials"...................................................................   4
   1.23   "Permitted Use"...................................................................................   4
   1.24   "Project".........................................................................................   5
   1.25   "Rent"............................................................................................   5
   1.26   "Security Deposit"................................................................................   5
   1.27   "Substantial Completion"..........................................................................   5
   1.28   "Tenant Extra Improvements".......................................................................   5

   1.29   "Tenant Improvements"............................................................................    5
   1.30   "Tenant Parties".................................................................................    5
   1.31   "Tenant's Plan Delivery Date"....................................................................    5
   1.32   "Tenant's Proportionate Share"...................................................................    6
   1.33   "Term"...........................................................................................    6
   1.34   "Term Commencement Date".........................................................................    6
   1.35   "Term Expiration Date"...........................................................................    6

ARTICLE 2. Leased Premises.................................................................................    6

   2.01   Lease............................................................................................    6
   2.02   Landlord's Reserved Rights.......................................................................    6

ARTICLE 3. Rent, Term, Use And Basic Operating Costs.......................................................    7

   3.01   Term.............................................................................................    7
   3.02   Use..............................................................................................    7
   3.03   Payment of Base Rent And Tenant's Proportionate Share Of Estimated Basic Operating Cost..........    8
   3.04   Net Lease........................................................................................    8
   3.05   Basic Operating Cost.............................................................................    8
   3.06   Adjustment For Variation Between Estimated And Actual............................................   12
   3.07   Computation Of Basic Operating Cost Adjustment...................................................   12

ARTICLE 4. Landlord Covenants..............................................................................   12

   4.01   Basic Services...................................................................................   12
   4.02   Extra Services...................................................................................   14
   4.03   Graphics And Signage.............................................................................   15
   4.04   Tenant Extra Improvements........................................................................   15
   4.05   Repair Obligation................................................................................   15
   4.06   Peaceful Enjoyment...............................................................................   16

ARTICLE 5. Tenant's Covenants..............................................................................   16

   5.01   Payments By Tenant...............................................................................   16
   5.02   Obligations Of Tenant To Furnish Floor Plans And Approve Plans And Specifications................   16
   5.03   Construction Of Tenant Improvements..............................................................   16

   5.04   Taxes On Personal Property And Tenant Extra Improvements.........................................   17
   5.05   Repairs By Tenant................................................................................   17
   5.06   Waste............................................................................................   18
   5.07   Assignment Or Sublease...........................................................................   18
   5.08   Alterations, Additions or Improvements...........................................................   20
   5.09   Liens............................................................................................   21
   5.10   Compliance With Laws, Insurance Standards and Non-Discrimination.................................   21
   5.11   Entry For Repairs, Inspection, Posting Notices, Etc..............................................   22
   5.12   No Nuisance......................................................................................   23
   5.13   Subordination; Mortgagee Protection; Reciprocal Easement Agreements..............................   23
   5.14   Estoppel Certificate.............................................................................   24
   5.15   Security Deposit.................................................................................   24
   5.16   Tenant's Remedies................................................................................   26
   5.17   Rules And Regulations............................................................................   27
   5.18   Prohibition And Indemnity With Respect To Hazardous Material.....................................   27
   5.19   Surrender Of Premises On Termination.............................................................   27
   5.20   Window Coverings.................................................................................   28

ARTICLE 6. Condition And Operation Of The Building.........................................................   28

   6.01   Exhibit B Controls...............................................................................   28
   6.02   Alteration.......................................................................................   29

ARTICLE 7. Casualty, Eminent Domain And Miscellaneous Matters..............................................   29

   7.01   Landlord's Casualty Insurance....................................................................   29
   7.02   Liability Insurance..............................................................................   29
   7.03   Tenant's Casualty Insurance And Additional Tenant Insurance Requirements.........................   30
   7.04   Indemnity And Exoneration........................................................................   31
   7.05   Waiver Of Subrogation Rights.....................................................................   31
   7.06   Condemnation And Loss Or Damage..................................................................   32
   7.07   Damage And Destruction...........................................................................   32
   7.08   Default By Tenant................................................................................   34
   7.09   Arbitration Of Fair Market Rent..................................................................   37

   7.10   No Waiver........................................................................................   39
   7.11   Statutory Waivers................................................................................   40
   7.12   Holding Over.....................................................................................   40
   7.13   Attorneys' Fees..................................................................................   40
   7.14   Amendments.......................................................................................   41
   7.15   Transfers By Landlord............................................................................   41
   7.16   Severability.....................................................................................   41
   7.17   Notices..........................................................................................   41
   7.18   Building Planning................................................................................   41
   7.19   No Option........................................................................................   42
   7.20   Integration and Interpretation...................................................................   42
   7.21   Quitclaim........................................................................................   42
   7.22   No Easement For Light, Air And View..............................................................   42
   7.23   No Merger........................................................................................   42
   7.24   Memorandum Of Lease..............................................................................   42
   7.25   Survival.........................................................................................   43
   7.26   Financial Statements.............................................................................   43
   7.27   No Joint Venture.................................................................................   43
   7.28   Successors And Assigns...........................................................................   43
   7.29   Applicable Law...................................................................................   43
   7.30   Time Of The Essence..............................................................................   43
   7.31   Interpretation...................................................................................   43
   7.32   Parking..........................................................................................   44
   7.33   Brokers..........................................................................................   44
   7.34   Non-Disturbance, Attornment and Subordination Agreement..........................................   44
   7.35   Signage..........................................................................................   44

                                  Basic Lease Information

                            Date: December ___, 2000

                          Tenant: Actuate Corporation

                         Address: 701 Gateway Boulevard, Suite 500
                                  South San Francisco, California 94080

                        Landlord: HMS Gateway Office, L.P.

                         Address: c/o Hines Interests Limited Partnership
                                  651 Gateway Boulevard, Suite 1140
                                  South San Francisco, California 94080

                 Leased Premises: Ground and 2nd Floors of 801 Gateway Boulevard

               Net Rentable Area: 50,438 rentable square feet

Scheduled Term Commencement Date: May 1, 2001

                            Term: Ten (10) years

                       Base Rent:       Year                          Amount/Month
                                         1   $226,971.00 (based on $4.50 per rentable square foot)

                                         2   $234,032.32 (based on $4.64 per rentable square foot)

                                         3   $240,589.26 (based on $4.77 per rentable square foot)

                                         4   $248,154.96 (based on $4.92 per rentable square foot)

                                         5   $255,216.28 (based on $5.06 per rentable square foot)

                                         6   $263,286.36 (based on $5.22 per rentable square foot)

                                         7   $270,852.06 (based on $5.37 per rentable square foot)

                                         8   $278,922.14 (based on $5.53 per rentable square foot)

                                         9   $287,496.60 (based on $5.70 per rentable square foot)

                                        10   $296,071.06 (based on $5.87 per rentable square foot)

     Tenant's Plan Delivery Date: February 1, 2001

                Security Deposit: Letter of Credit in the amount of $1,600,000, as adjusted pursuant to Section 5.15 below.

                         Parking: 152 parking spaces

                          Broker: West Bay Commercial Real Estate

                               801 GATEWAY LEASE

          This Lease is made and entered into as of the date specified in the Basic Lease Information Sheet attached hereto and incorporated herein by this reference, by and between HMS Gateway Office, L.P., a Delaware limited partnership ("Landlord"), and the Tenant identified in the Basic Lease Information Sheet.

          IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED IN THIS LEASE, THE PARTIES AGREE AS FOLLOWS:


                                  ARTICLE 1.
                                  ----------
                                  Definitions
                                  -----------

          Certain terms used in this Lease and the Exhibits hereto shall have the meaning set forth below for each such term. Certain other terms shall have the meaning set forth elsewhere in this Lease and the Exhibits hereto.

          1.01 "Additional Rent" shall mean all monetary obligations of Tenant
                ---------------
hereunder ot her than the obligation for payment of Gross Rent.

          1.02 "Base Building Improvements" shall mean those improvements of the
                --------------------------
Leased Premises that are so defined in Exhibit B.

          1.03 "Base Rent" shall mean the basic rent payable by Tenant to
                ---------
Landlord in the amounts shown on the Basic Lease Information sheet and in the manner provided in Section 3.03.

          1.04 "Basic Operating Cost" shall have the meaning given in Section
                --------------------
3.05.

          1.05 "Basic Operating Cost Adjustment" for any calendar year shall
                -------------------------------
mean the difference, if any, between Estimated Basic Operating Cost and Basic Operating Cost for that calendar year.

          1.06 "Basic Services" shall mean the services provided pursuant to
                --------------
Section 4.01.

          1.07 "Building" shall mean the improvements known as 801 Gateway
                --------
Boulevard located in South San Francisco, California.

          1.08 "Building Standard Improvements" shall mean those improvements of
                ------------------------------
the Leased Premises that are so defined in Exhibit B-1.

          1.09 "business day" shall mean Monday through Friday, except holidays;
                ------------
"holiday" means those holidays specified by the laws of the United States or the State of California and all holidays to which maintenance employees of the Building are entitled from time to time under their union contract or other agreement.

          1.10 "business hours" shall mean the Building hours of operation set
                --------------
forth in the Building rules and regulations attached hereto as Exhibit C.

          1.11 "Common Areas" shall mean (i) with respect to the Building, the
                ------------
total square footage of areas of the Building devoted to non-exclusive uses such as lobbies, fire vestibules, rest rooms, mechanical areas, loading areas, trash areas, tenant and ground floor corridors, elevator foyers, electrical and janitorial closets, ground floor lobbies, telephone and equipment rooms, and other similar facilities maintained for the benefit of Building tenants and invitees, but shall not mean Major Vertical Penetrations and (ii) with respect to the Project (excluding the Building), all walkways, roadways, sidewalks, parkways, driveways, landscaped areas or other similar facilities maintained for the benefit of Project Tenants and invitees.

          1.12 "Estimated Basic Operating Cost" for any calendar month shall
                ------------------------------
mean Landlord's estimate of Basic Operating Cost for the calendar year within which such month falls divided by twelve (12) equal monthly installments.

          1.13 "Fair Market Rent" shall mean the rate being charged by Landlord
                ----------------
in the Building for comparable space, taking into consideration: location in the Building, tenant improvements or allowances existing or to be provided, rental abatements, lease takeovers/assumptions, moving expenses and other forms of rental concessions, proposed term of lease, extent of service provided or to be provided, the ownership of the comparable space, whether or not the transaction is a sublease, the time the particular rate under consideration became or is to become effective and any other relevant terms or conditions.

          1.14 "Gross Rent" shall mean the total of Base Rent and Tenant's
                ----------
Proportionate Share of Estimated Basic Operating Cost.

          1.15 "Hazardous Material" shall mean any (a) oil, flammable
                ------------------
substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which
(i) pose a hazard to the Project or to persons on or about the Project or (ii) cause the Project to be in violation of any Hazardous Materials Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (S)1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S)1251, et seq.; Sections 25115, 25117, 25122.7, 25140, 25249.8,
25281, 25316, and 25501 of the California Health and Safety Code; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other Person coming upon the Project or adjacent property; and (e) other chemicals, materials or substances which may or could pose a hazard to the environment.

          1.16 "Hazardous Materials Claims" shall mean any enforcement, cleanup,
                --------------------------
removal, remedial or other governmental or regulatory actions, agreements or orders instituted pursuant to any Hazardous Materials Laws; and any claims made by any third party against Landlord, Tenant or the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials.

          1.17 "Hazardous Materials Laws" shall mean any federal, state or local
                ------------------------
laws, ordinances, orders, rules, regulations or policies, now or hereafter in force, as amended from time to time, in any way relating to the environment, health and safety, and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Project, including, without limitation, soil, groundwater and indoor and ambient air conditions. Landlord hereby notifies Tenant in accordance with California Health & Safety Code Section 25359.7 that in 1981-82, the Project was the subject of a state-supervised cleanup of hazardous waste disposed of on the site by prior occupants. As part of the cleanup approved by the applicable agencies, some soils containing heavy metals were left in place, covered by clean fill. These soils are managed in accordance with the requirements of the applicable agencies and a Declaration of Covenants, Conditions and Restrictions imposed by Homart Development Co.

          1.18 "Landlord Parties" means the employees, agents, contractors,
                ----------------
officers, directors, partners, licensees, invitees and guests of Landlord, Landlord's affiliates, Landlord's general partners and limited partners.

          1.19 "Leased Premises" shall mean the floor area more particularly
                ---------------
shown on the Exhibit A-1 floor plan attached hereto, containing the Net Rentable Area specified on the Basic Lease Information sheet.

          1.20 "Major Vertical Penetrations" shall mean the area or areas within
                ---------------------------
Building stairs (excluding the landing at each floor), elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts and the like, that service more than one floor of the Building. The area with Major Vertical Penetrations shall be bounded and defined by the interior surface of the perimeter walls thereof (or the extended plane of such walls over areas that are not enclosed). Major Vertical Penetrations shall exclude, however, areas for the specific use of Tenant or installed at the request of Tenant, such as special stairs or elevators.

          1.21 "Net Rentable Area" shall mean the area or areas of space within
                -----------------
the Project determined pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996. The Net Rentable Area in the Leased Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be the amount stated on the Basic Lease Information sheet, subject to confirmation by actual measurement by Landlord's architect, at the request of either party, prior to Tenant's Plan Delivery Date. Any such changes to the Net Rentable Area in the Leased Premises shall be reflected in the Lease Commencement Certificate, a sample form of which is attached hereto as Exhibit D to be executed by Tenant promptly after the Term Commencement Date.

          1.22 "Permitted Hazardous Materials" shall mean Hazardous Materials
                -----------------------------
which are contained in ordinary office supplies of a type and in quantities typically used in the ordinary course of business within executive offices of similar size and location, but only if and to the extent that such supplies are transported, stored and used in full compliance with all Hazardous Materials Laws and otherwise in a safe and prudent manner. Hazardous Materials which are contained in ordinary office supplies but which are transported, stored and used in a manner which is not in full compliance with all Hazardous Materials Laws or which is not in any respect safe and prudent shall not be deemed to be "Permitted Hazardous Materials" for the purposes of this Lease.

          1.23 "Permitted Use" shall mean executive, professional office and
                -------------
corporate administrative office uses in the Leased Premises of a kind appropriate in a building of the type and quality of the Building; provided, however, that for the purpose of limiting the type of use permitted by Tenant, or an assignee of Tenant, but without limiting Landlord's right to lease any portion of the Building to a tenant of Landlord's choice, "Permitted Use," shall not include (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign government or political subdivision thereof; (iii) offices of any health care professionals or service organization, except for administrative offices where no diagnostic, treatment or laboratory services are performed; (iv) schools or other training facilities that are not ancillary to executive, professional or corporate administrative office use; (v) retail or restaurant uses; (vi) broadcast studios or other broadcast production facilities, such as radio and/or television stations; (vii) product display or demonstration facilities; (viii) offices at which deposits or bills are regularly paid in person by customers; and (ix) personnel agencies, except offices of executive search firms. Landlord acknowledges that Tenant will be using the Leased Premises as a training facility for its employees, agents, customers, prospective customers and partners and will display and demonstrate (but in no event visible from outside the Premises)Tenant's products within the Leased Premises.

          1.24 "Project" shall mean the real property (including without
                -------
limitation, the Building, the Common Areas and any other present or hereafter existing improvements), as such real property may be expanded from time to time by Landlord, situated in the City of South San Francisco, County of San Mateo and more particularly described on Exhibit A-2.

          1.25 "Rent" shall mean Gross Rent, Additional Rent and any and all
                ----
other charges of any nature payable by Tenant to Landlord under this Lease.

          1.26 "Security Deposit" shall mean the amount specified on the Basic
                ----------------
Lease Information sheet paid by Tenant to Landlord to be held pursuant to
Section 5.15.

          1.27 "Substantial Completion" shall mean (and the Leased Premises
                ----------------------
shall be deemed "Substantially Complete") when (i) installation of Building Standard Improvements (and Tenant Extra Improvements installed by Landlord's contractor or Tenant Extra Improvements installed by Tenant's contractor within the time schedule for performance of such work by Landlord's contractor) has occurred, (ii) Tenant has direct access to the elevator lobby on the floor (or floors) where the Leased Premises are located, (iii) Basic Services are available to the Leased Premises, and (iv) appropriate governmental authorities have issued a certificate of occupancy for the Leased Premises. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" or similar corrective work.

          1.28 "Tenant Extra Improvements" shall mean the extent to which the
                -------------------------
Tenant Improvements in the Leased Premises would exceed in quality or quantity the Building Standard Improvements. In instances where this Lease refers to Tenant Extra Improvements as a standard for the provision of services, maintenance, repair or replacement by Tenant or Landlord, such reference shall be to the difference in required services, maintenance, repairs or replacements between the Tenant Improvements as constructed in the Leased Premises and the Building Standard Improvements, had the Building Standard Improvements been constructed in the Leased Premises.

          1.29 "Tenant Improvements" shall mean the Building Standard
                -------------------
Improvements and Tenant Extra Improvements (if any) installed or to be installed for Tenant as approved by Landlord pursuant to Exhibit B.

          1.30 "Tenant Parties" shall mean the employees, agents, contractors,
                --------------
officers, directors, partners, licensees, invitees and guests of Tenant.

          1.31 "Tenant's Plan Delivery Date" shall mean the date stated on the
                ---------------------------
Basic Lease Information sheet for delivery of complete plans and specifications pursuant to Section 5.02 and Exhibit B.

          1.32 "Tenant's Proportionate Share" shall mean the percentage that the
                ----------------------------
Net Rentable Area of the Leased Premises bears to ninety-five percent (95%) of the total Net Rentable Area of the Building or to the total Net Rentable Area leased in the Building (if such total is greater than ninety-five percent (95%) of the total Net Rentable Area) as calculated for each calendar year of the Term. Notwithstanding the foregoing, Tenant's Proportionate Share shall in no event exceed [39%] of the total Net Rentable Area of the Building.

          1.33 "Term" shall mean the period from the Term Commencement Date and
                ----
ending on the Term Expiration Date. The Scheduled Term Commencement Date stated on the Basic Lease Information sheet represents merely the parties' estimate of the Term Commencement Date.

          1.34 "Term Commencement Date" shall mean the date when the Term
                ----------------------
commences as determined pursuant to Section 3.01 hereof.

          1.35 "Term Expiration Date" shall mean the date that is the number of
                --------------------
years and/or months set forth on the Basic Lease Information after the Term Commencement Date or such earlier date upon which this Lease is terminated pursuant to the terms hereof.


                                  ARTICLE 2.
                                  ----------
                                Leased Premises
                                ---------------

          2.01 Lease. Landlord leases to Tenant and Tenant leases from Landlord
               -----
the Leased Premises upon all of the terms, covenants and conditions set forth herein.

          2.02 Landlord's Reserved Rights. Landlord reserves from the leasehold
               --------------------------
estate hereunder, in addition to all other rights reserved by Landlord under this Lease: (i) all exterior walls and windows bounding the Leased Premises, and all space located within the Leased Premises for Major Vertical Penetrations, conduits, electric and all other utilities, air-conditioning, sinks or other Building facilities that do not constitute Tenant Extra Improvements, the use thereof and access thereto through the Leased Premises for operation, maintenance, repair or replacement thereof, and (ii) the right from time to time, without unreasonable interference with Tenant's use, to install, remove or relocate any of the foregoing for service to any part of the Building to locations that will not materially interfere with Tenant's use of the Leased Premises, to make alterations to the Building, to alter or relocate any portion of the Common Areas or any other common facility, and to make changes or alterations or additions to the Project or any portion thereof. Subject to the rights of Tenant specified in this Lease as to the non-exclusive use of certain portions of the Common Areas, Landlord shall have the sole and exclusive right to possession and control of the Common Areas and all other areas of the Project outside the Leased Premises. Notwithstanding anything in this Section 2.02 to the contrary, Landlord shall not permit satellite dishes or other telecommunications equipment located on the roof of the Building to unreasonably interfere with Tenant's use of the Premises for typical general office uses.


                                  ARTICLE 3.
                                  ----------
                   Rent, Term, Use And Basic Operating Costs
                   -----------------------------------------

          3.01 Term. Except as otherwise provided herein, the Term shall
               ----
commence upon the later of Substantial Completion of the Leased Premises (as such date may be adjusted pursuant to the provisions of paragraph 8 of Exhibit B to this Lease) or the Scheduled Term Commencement Date and shall continue in full force for the Term. If the Leased Premises are Substantially Complete prior to the Scheduled Term Commencement Date, Tenant shall have the option to take occupancy and the Term Commencement Date shall be the date of such occupancy. If the Leased Premises are not Substantially Complete by the Scheduled Term Commencement Date for any reason, Landlord shall not be liable for any claims, damages or liabilities by reason thereof, but the Term Commencement Date shall be the day when the Leased Premises are Substantially Complete. Landlord shall provide Tenant as much notice as circumstances reasonably allow of the date when Landlord expects to achieve Substantial Completion, based upon the progress of the work. Should the Term Commencement Date be a date other than the Scheduled Term Commencement Date, either Landlord or Tenant, at the request of the other, shall promptly execute a declaration specifying the Term Commencement Date. Tenant's obligation to pay Rent and its other obligations under this Lease shall commence upon the Term Commencement Date (except as expressly otherwise provided herein with respect to obligations arising earlier). Notwithstanding anything in this Lease to the contrary, if the Term Commencement Date does not occur on or before October 1, 2001 solely as a result of Landlord's action (as opposed to Tenant's Delay or a force majeure event), Tenant shall receive an abatement of Base Rent following the Term Commencement Date for each day of delay in the Term Commencement Date resulting from such Landlord's action; provided however, if the Term Commencement Date does not occur on or before December 31, 2001, solely as a result of Landlord's action, Tenant shall have the right to terminate this Lease by providing Landlord with written notice of its election to terminate by January 10, 2002. If Tenant fails to terminate this Lease as provided above, time being of the essence, this Lease shall remain in full force and effect in accordance with the terms set forth herein. As used herein, "force majeure event" shall mean any event or circumstance outside the control of the parties, including without limitation, strikes, embargoes, governmental regulations, inability to obtain permits, acts of God, war or other strife.

          3.02 Use. Tenant shall use the Leased Premises solely for the
               ---
Permitted Use and for no other use or purpose.

           3.03 Payment of Base Rent And Tenant's Proportionate Share Of
                --------------------------------------------------------
Estimated Basic Operating Cost. Tenant shall pay the Base Rent with adjustments
------------------------------
and in the manner hereinafter set forth.

           Base Rent shall be payable in advance on or before the first day of each calendar month during the Term and any extensions or renewals thereof, provided however, Base Rent for the first full calendar month following the Term Commencement Date shall be paid in advance immediately upon execution of this Lease. Tenant's Proportionate Share of Estimated Basic Operating Cost shall be payable in advance on or before the first day of each calendar month during the Term and any extensions or renewals thereof. If the Term commences on other than the first day of a calendar month, then Gross Rent (consisting of Base Rent plus Tenant's Proportionate Share of Estimated Basic Operating Cost) provided for such partial calendar month shall be prorated and the prorated amount shall be paid on the first day of the calendar month following the Term Commencement Date together with any other amounts payable on that day. If the Term terminates on other than the last day of a calendar month, then Gross Rent provided for such partial calendar month shall be prorated and the prorated installment shall be paid on the first day of the calendar month preceding the Term Expiration Date. All payments due under this paragraph shall be payable in advance, without demand and without reduction, abatement, counterclaim or setoff, at the address specified on the Basic Lease Information or at such other address as may be designated by Landlord in the manner provided for giving notice under Section
7.17 hereof.

           3.04 Net Lease. This is a Net Lease. Base Rent shall be paid to
                ---------
Landlord absolutely net of all costs and expenses. The provisions for payment of Basic Operating Cost by means of periodic payment of Tenant's Proportionate Share of Estimated Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord for Tenant's Proportionate Share of all costs and expenses of the nature described in Section 3.05.

           3.05 Basic Operating Cost.
                --------------------

   (a) Basic Operating Cost shall mean all expenses and costs (but not specific costs that are separately billed to and paid by specific tenants) of every kind and nature that Landlord shall pay or incur or become obligated to pay or incur (including, without limitation, costs incurred by managers and agents that are reimbursed by Landlord) because of or in connection with the management, maintenance, preservation, ownership and operation of the Project and its supporting facilities directly servicing the Project (as allocated to the Project in accordance with generally accepted accounting principles, consistently applied) including, but not limited to the following:

        (1) Wages, salaries and reimbursable expenses and benefits of all on-site and off-site personnel engaged in the operation, maintenance and security of the Project and the direct costs of training such employees limiting such charges only to amounts directly allocable to services rendered by the employees and personnel for the benefit of the Project.

       (2) Costs of the property management office and office operation, but in no event shall such costs exceed those customarily charged by other landlords of comparable buildings located in the Northern San Mateo County area.

       (3) All supplies, materials and rental equipment used in the operation and maintenance of the Project, including, without limitation, temporary lobby displays and events, the cost of erecting, maintaining and dismantling art work and similar decorative displays commensurate with operation of a first-class office building, but excluding the cost of any and all art work purchased and owned by Landlord solely for aesthetic purposes.

       (4) Utilities, including, without limitation, water, power, gas, sewer, waste di sposal, communication and cable TV facilities, heating, cooling, lighting and ventilation of the Project.

       (5) Assessments, fees or other charges levied by the Gateway Owners' Association or other similar body with respect to the maintenance, repair and operation of the Gateway development.

       (6) All maintenance, janitorial and service agreements for the Project and the equipment therein, including, but not limited to, alarm service, window cleaning, elevator maintenance, and maintenance and repair of sidewalks, landscaping, Building exterior and service areas.

       (7) A management cost recovery equal to three percent (3%) of all revenue (excluding such management cost recovery) derived from the Project, without limitation, all Rent hereunder, all rent and other payments derived from other tenants in the Building, parking revenues and other revenues derived from licensees of any other part of or right in the Building.

       (8) Legal and accounting services for the Project, including, but not limited to, the costs of audits by certified public accountants of Basic Operating Cost records; provided, however, that legal expense shall not include the cost of (i) negotiating lease terms for prospective tenants, (ii) negotiating termination or extension of leases with existing tenants, (iii) proceedings against or with any other specific tenant, or (iv) legal costs incurred in connection with development and/or construction of the Project.

       (9) All insurance premiums and costs, including but not limited to, the premiums and cost of fire, casualty, liability, rental abatement and earthquake insurance applicable to the Project and Landlord's personal property used in connection therewith (and all amounts paid as a result of loss sustained that would be covered by such policies but for "deductible" or self-insurance provisions); provided, however, that Landlord may, but shall not be obligated to, carry earthquake insurance.

       (10) Repairs, replacements and general maintenance (except for repairs and replacements (i) paid for from the proceeds of insurance, (ii) paid for directly by Tenant, other tenants or any third party, or
            (iii) for the benefit solely of tenants of the Project other than Tenant to the extent that Tenant could not obtain similar services from Landlord without an obligation to reimburse Landlord for the entire cost thereof under the provisions of this Lease).

       (11) All real estate or personal property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, including, but not limited to, all of the following: (i) all real estate taxes and assessments, and all other taxes relating to, or levied, assessed or imposed on, the Project, or any portion thereof, or interest therein; (ii) all taxes, assessments, charges, levies, fees, excises or penalties, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature imposed, levied upon, measured by or attributable to Landlord's equipment, furniture, fixtures and other property located in, or used in connection with, the Project, or levied upon, measured by or reasonably attributable to the cost or value of any of the foregoing; (iii) all other taxes (including, without limitation, value added taxes), assessments, charges, levies, fees, or penalties, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature imposed, levied, assessed, charged or collected by any governmental authority or other entity either directly or indirectly (A) for or in connection with public improvements, user, maintenance or development fees, transit, parking, housing, employment, police, fire, open space, streets, sidewalks, utilities, job training, child care or other governmental services or benefits, (B) upon or with respect to the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of, or business operations in, the Project (C) upon, against or measured by the area of the Project, or uses made thereof, or leases made to tenants thereof, or all or any part of the rents collected or collectible from tenants thereof, and (D) for environmental matters or as a result of the imposition of mitigation measures, including parking taxes, employer parking regulations, or fees, charges or assessments as a result of the treatment of the Project, or any portion thereof or interest therein, as a source of pollution or storm water runoff; (iv) any tax or excise, however described, imposed in addition to, or in substitution partially or totally of, any or all of the foregoing taxes, assessments, charges or fees; and
            (v) any and all costs, expenses and attorneys' fees paid or incurred by Landlord in connection with any proceeding or action to contest in whole or in part, formally or informally, the imposition, collection or validity of any of the foregoing taxes, assessments, charges or fees. If by law any Real Property Taxes may be paid in installments at the option of the taxpayer, then Landlord shall include within Real Property Taxes only those installments (including interest, if any) which would become due by exercise of such option. Real estate taxes shall not include (i) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, (ii) taxes computed upon the basis of the net income derived from the Project by Landlord or the owner of any interest therein, or (iii) tax penalties incurred as a result of Landlord's failure to make payment and/or to file any tax or informational returns when due, except to the extent caused by Tenant's failure to pay Gross Rent as required hereunder.

       (12) Amortization (together with reasonable financing charges) of capital improvements made to the Project (i) to comply with the requirements of law, ordinance rule or regulation, (ii) to replace items which Landlord would be obligated to maintain under this Lease; or (iii) to improve the operating efficiency of the Project; provided, however, that in the case of improvements made solely for efficiency purposes, the amount chargeable as a Basic Operating Cost in any year shall not exceed Landlord's reasonable determination of the efficiency achieved either in direct cost savings, avoidance of cost increases or a combination of both. As used in this Section 3.05.(a)(12), "amortization" shall mean allocation of the cost equally to each year of useful life of the items being amortized or a shorter period equal to the number of years required to recover the cost of said item of capital improvement out of the savings in operating efficiency derived therefrom. Notwithstanding the foregoing, however, Landlord may treat as expenses (chargeable in the year incurred) and not as capital costs items that are less than two percent (2%) of Estimated Basic Operating Cost for the year in question.

   (b) Notwithstanding anything to the contrary contained in the Lease, Basic Operating Cost shall not include costs incurred during the Term in connection with the removal, transportation or storage of Hazardous Materials found in the ground water or soil of the Project, unless such Hazardous Materials resulted from the acts of an unidentifiable party or from an identifiable party that is unwilling or unable to cover such cost after reasonable efforts have been made by Landlord to pursue reimbursement from such party, even if such efforts are undertaken following the expiration or earlier termination of this Lease. Any costs incurred during a calendar year during the Term in connection with the removal, transportation or storage of Hazardous Materials that are deemed Basic Operating Costs under this Section in excess of $100,000 for such calendar year shall be amortized (together with reasonable financing charges) over the Term of the Lease.

   (c) Notwithstanding any other provision herein to the contrary, if the Project is not fully occupied during any year of the Term, an adjustment shall be made in computing Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though the Project had been fully occupied during such year; provided, however, that in no event shall Landlord collect in total, from Tenant and all other tenants of the Project, an amount greater than one hundred percent (100%) of the actual Basic Operating Cost during any year of the Term. Tenant acknowledges that the Basic Operating Costs shall include expenses and costs associated with the management, preservation, ownership and operation of the Common Areas that are, from time to time, allocated by Landlord, in its sole but reasonable discretion, between the Building and other buildings, presently or hereafter existing at the Project, and Tenant agrees to pay as Additional Rent, Tenant's share, as reasonably determined by Landlord, of such Basic Operating Cost as so allocated by Landlord.

          3.06 Adjustment For Variation Between Estimated And Actual. If the
               -----------------------------------------------------
Basic Operating Cost Adjustment for any calendar year is a positive number (i.e., actual cost exceeds estimated cost) Tenant shall pay to Landlord, pursuant to Landlord's billing therefor (submitted pursuant to Section 3.07), Tenant's Proportionate Share of the Basic Operating Cost Adjustment within thirty (30) days after presentation of Landlord's statement. If the Basic Operating Cost Adjustment for any calendar year is a negative number (i.e., estimated cost exceeds actual cost), then Landlord at Landlord's option shall pay Tenant's Proportionate Share of the Basic Operating Cost Adjustment to Tenant in cash, within ten (10) days after the Basic Operating Cost Adjustment is finally determined, or credit said amount against future installments of Estimated Basic Operating Cost payable by Tenant hereunder. Should the Term commence or terminate at any time other than the first day of a calendar year, Tenant's Proportionate Share of the Basic Operating Cost Adjustment shall be prorated for the exact number of calendar days during such calendar year that fall within the Term.

          3.07 Computation Of Basic Operating Cost Adjustment. Landlord shall,
               ----------------------------------------------
within a reasonable period of time after the end of any calendar year for which Estimated Basic Operating Cost differs from Basic Operating Cost, give written notice thereof to Tenant. The notice shall contain or be accompanied by a statement of the Basic Operating Cost during such calendar year (prepared by a certified public accountant), and a computation of Basic Operating Cost Adjustment. Landlord's failure to give such notice and statement within a reasonable period of time after the end of any calendar year for which a Basic Operating Cost Adjustment is due shall not release either party from the obligation to make the adjustment provided for in Section 3.06.


                                  ARTICLE 4.
                                  ----------
                              Landlord Covenants
                              ------------------

          4.01 Basic Services. Landlord shall:
               --------------

   (a) Administer the initial improvement of the Leased Premises in accordance with Exhibit B.

   (b) Furnish Tenant during Tenant's occupancy of the Leased Premises:

       (i) Hot and cold water at those points of supply provided for general use of other tenants in the Project; central heat and air conditioning in season, at such times as Landlord normally furnishes these services to other tenants in the Project and at such temperatures and in such amounts as are consistent with the temperatures and amounts provided by other landlords of comparable buildings in the Northern San Mateo County area or as may be permitted or controlled by applicable laws, ordinances, rules and regulations.

       (ii) Routine maintenance, repairs, structural and exterior maintenance (including exterior glass and glazing), painting and electric lighting service for all public areas and special service areas of the Project in the manner and to the extent deemed by Landlord to be standard for comparable buildings in the Northern San Mateo County Area, subject to the limitation contained in Section 4.06.

       (iii) Janitorial service on a five (5) days-a-week basis, excluding holidays, such days being Monday through Friday.

       (iv) An electrical system to convey power delivered by public utility or other providers selected by Landlord, in its sole and absolute discretion (and Tenant hereby acknowledges and agrees not to obtain any electrical or other utility services from vendors other than those so selected by Landlord) in amounts sufficient for normal office operations as provided in similar office buildings, but not to exceed a total allowance of five (5) watts per square foot of Net Rentable Area during normal office hours (which includes an allowance for lighting of the Leased Premises at the maximum wattage per square foot of Net Rentable Area permitted under applicable laws, ordinances, orders, rules and regulations), provided that no single item of electrical equipment consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts, single phase. If Tenant's electrical requirements, as estimated by Landlord based upon rated capacity (or based upon metered consumption, at Landlord's option and at Tenant's expense), exceed such amounts, Tenant shall pay the full amount of such excess together with any additional cost necessary to provide such excess capacity; and provided that if the installation and operation of said electrical equipment requires additional air conditioning capacity above that provided by the Building Standard Improvements, then the additional air conditioning installation and operating costs shall be paid by Tenant.

       (v) Building Standard lamps, bulbs and ballasts used in the Leased Premises.

       (vi) Security service for the Project; provided, however, that the security service shall be provided by a card reader access system to the Building and by unarmed personnel and shall not include alarm systems for a special surveillance of the Leased Premises; and provided further that Landlord shall not be liable to Tenant or any third party for any breach of security or any losses due to theft, burglary, battery or for damage done or injury inflicted by persons (other than the employees of Landlord) in or on the Project.

       (vii) Public elevator service on a twenty-four hours, seven days-a-week basis and a freight elevator serving the floors on which the Leased Premises are situated during hours designated by Landlord.

   (c) Landlord shall not be liable for damages to either person or property, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent (except as specified below), nor shall Tenant be relieved from performance of any covenant on its part to be performed hereunder by reason of (i) deficiency in the provision of Basic Services,
       (ii) breakdown or malfunction of lines, cables, wires, pipes, equipment or machinery utilized in supplying or permitting Basic Services or telecommunications, or (iii) curtailment or cessation of Basic Services due to causes or circumstances beyond the reasonable control of Landlord. Landlord shall use reasonable diligence to make such repairs as may be required to lines, cables, wires, pipes, equipment or machinery within the Project to provide restoration of Basic Services and, where the cessation or interruption of Basic Service has occurred due to circumstances or conditions beyond Project boundaries, to cause the same to be restored, by diligent application or request to the provider thereof. In no event shall any mortgagee or the beneficiary under any deed of trust referred to in Section 5.13 be or become liable for any default of Landlord under this Section 4.01.(c). Notwithstanding the foregoing, if the Basic Services are interrupted as a result of Landlord's gross negligence or willful misconduct and such interruption materially adversely affects Tenant's use of the Premises for the conduct of its business and such interruption continues for a period of three (3) consecutive business days, Tenant shall receive an abatement of Base Rent from the time of the interruption of Basic Services until Basic Services are restored so as to not materially adversely affect Tenant's use of the Premises for the conduct of its business.

          4.02 Extra Services. Landlord shall provide to Tenant at Tenant's sole
               --------------
cost and expense (and subject to the limitations hereinafter set forth) the following:

   (a) Such extra cleaning and janitorial services required by reason of any Tenant Improvements in excess of that which would be required for Building Standard Improvements;

   (b) Additional air conditioning and ventilating capacity required by reason of any electrical, data processing or other equipment or facilities or services required to support the same, in excess of that which would be required for Building Standard Improvements;

   (c) Maintaining and replacing above Building Standard lamps, bulbs, and ballasts after initial installation;

   (d) Heating, ventilation, air conditioning or extra electrical service provided by Landlord to Tenant (i) during hours other than normal business hours, (ii) on Saturdays, Sundays, or holidays, said heating, ventilation and air conditioning or extra service to be furnished solely upon the prior request of Tenant;

   (e) Repair and maintenance service which is the obligation of Tenant hereunder;

   (f) Any Basic Service in amounts reasonably determined by Landlord to exceed the amounts required to be provided under Section 4.01.(b), but only if Landlord elects to provide such additional or excess service. Tenant shall pay Landlord the cost of providing such additional services, together with an administration fee equal to ten percent (10%) of such cost (which administration fee shall be used by Landlord to reduce Operating Expenses for all tenants of the Building), within ten (10) days following presentation of an invoice therefor by Landlord to Tenant. The cost chargeable to Tenant for all extra services shall constitute Additional Rent.

          4.03 Graphics And Signage. Landlord shall provide, at no cost to
               --------------------
Tenant, the initial identification of Tenant on a proportionate share (based on Net Rentable Area) of space on the directory located in the main lobby of Building and at the entrance to the Premises. All signs, notices and graphics of every kind or character, visible in or from public corridors, the Common Area or the exterior of the Leased Premises shall be subject to Landlord's prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion.

          4.04 Tenant Extra Improvements. All Tenant Extra Improvements shall be
               -------------------------
installed at Tenant's cost, such installation to be made and paid for pursuant to the provisions of Exhibit B. For purposes hereof, "costs" shall include, but without limitation, all building permit fees for Tenant Extra Improvements (not included in the permit fees paid with respect to the Building), payments to design consultants for services and disbursements, and such inspection fees as Landlord may incur and reimbursement to Landlord for permit and other fees Landlord has prepaid on behalf of Tenant that are fairly attributable to the Tenant Extra Improvement Work. Landlord shall not seek the benefits of depreciation deductions or income tax credit allowances for federal or state income tax reporting purposes with respect to any Tenant Extra Improvements for which Tenant has fully reimbursed Landlord under this Section 4.05.

          4.05 Repair Obligation. Landlord's obligation with respect to repair
               -----------------
as part of Basic Services shall be limited to (i) the structural portions of the Building, (ii) the exterior wall of the Building, including glass and glazing,
(iii) the roof, (iv) mechanical, electrical, plumbing and life safety systems that are considered Base Building Improvements, and (v) Common Areas. Landlord shall have the right but not the obligation upon reasonable prior written notice to Tenant to undertake work of repair that Tenant is required to perform under this Lease and that Tenant fails or refuses to perform in a timely and efficient manner. All costs incurred by Landlord in performing any such repair for the account of Tenant shall be repaid by Tenant to Landlord upon demand, together with an administration fee equal to ten percent (10%) of such costs; provided, however, that administration fees shall not be included in "income" for purposes of calculating Landlord's management cost recovery under
Section 3.05.(a)(7).

          4.06 Peaceful Enjoyment. Tenant shall peacefully have, hold and enjoy
               ------------------
the Leased Premises, subject to the other terms hereof, provided that Tenant pays the Rent and performs all of Tenant's covenants and agreements herein contained. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord's interest hereunder.


                                  ARTICLE 5.
                                  ----------
                              Tenant's Covenants
                              ------------------

          5.01 Payments By Tenant. Tenant shall pay Rent at the times and in
               ------------------
the manner herein provided. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided for in Section 7.08.

          5.02 Obligations Of Tenant To Furnish Floor Plans And Approve Plans
               --------------------------------------------------------------
And Specifications. Tenant shall deliver to Landlord a detailed floor plan
------------------
layout, together with written instructions sufficiently detailed to prepare plans and specifications, obtain approval by Tenant's Plan Delivery Date and enable Landlord to let firm contracts for installation of the Tenant Improvements desired by Tenant in the Leased Premises pursuant to Exhibit B. Upon completion of the Tenant Improvements, Tenant shall provide Landlord, at Tenant's expense, with a complete set of plans on mylar and specifications reflecting the actual conditions of the Tenant Improvements as constructed in the Leased Premises, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes.

          5.03 Construction Of Tenant Improvements. Landlord shall cause its
               -----------------------------------
contractor to install Tenant Improvements pursuant to Exhibit B. All building permit and municipal inspection fees payable with respect to such work shall be paid to Landlord by Tenant in the same manner as that provided for payment of the cost of Tenant Extra Improvements pursuant to Section 4.04 hereof. All additions to or improvements of the Leased Premises, whether of Building Standard Improvements or Tenant Extra Improvements installed pursuant to Section 4.04, shall be and become the property of Landlord upon installation and shall be surrendered to Landlord upon termination of this Lease by lapse of time or otherwise, subject to Tenant's rights of removal with respect thereto in the same manner as provided in Section 5.08 hereof. Although Tenant Extra Improvements become the property of Landlord upon installation, they are intended to be for the convenience of Tenant and are not intended to be a substitute for Rent or any part thereof and Tenant may, to the extent permitted by law, avail itself of any tax benefits (depreciation or otherwise) from the Tenant Extra Improvements.

          5.04 Taxes On Personal Property And Tenant Extra Improvements. In
               --------------------------------------------------------
addition to, and wholly apart from its obligation to pay Tenant's Proportionate Share of Basic Operating Costs, Tenant shall be responsible for and shall pay prior to delinquency taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, on the value of its Tenant Extra Improvements, on its interest pursuant to this Lease or on any use made of the Leased Premises or the Common Areas by Tenant in accordance with this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord. Landlord may require by written notice to Tenant that Tenant shall install and maintain all required intrabuilding network cable and other communications wires and cables necessary to serve the Leased Premises from the point of presence in the Building of a telecommunications provider selected by Landlord in its reasonable discretion (and Tenant hereby acknowledges and agrees not to obtain any telecommunications services within the Building from vendors other than those so selected by Landlord in its reasonable discretion).

          5.05 Repairs By Tenant. Tenant shall maintain and repair the Leased
               -----------------
Premises and keep the same in good condition. Tenant shall not be obligated to repair any damage (i) caused by Landlord or Landlord's Parties, (ii) covered by insurance maintained by Landlord and not otherwise covered by insurance maintained or required to be maintained by Tenant hereunder, (iii) covered and paid for by Landlord's contractor's and (iv) covered by Operating Expenses. Tenant's obligation shall include, without limitation, the obligation to maintain and repair all walls, floors, ceilings and fixtures and to repair all damage caused by Tenant or Tenant Parties to the utility outlets and other installations in the Leased Premises or anywhere in the Project, whatever the scope of the work of maintenance or repair required. Tenant shall repair all damage caused by removal of Tenant's movable equipment or furniture or the removal of any Tenant Extra Improvements or Alterations (hereinafter defined) permitted or required by Landlord, all as provided in Section 5.19. At the request of Tenant, Landlord shall perform the work of maintenance and repair constituting Tenant's obligation pursuant to this Section 5.05 and as an "extra service" to be rendered pursuant to Section 4.02.(e) at Tenant's sole cost and expense including the administration fee referred to therein. Any work of repair and maintenance performed by or for the account of Tenant by persons other than Landlord shall be performed by contractors approved by Landlord prior to commencement of the work and in accordance with procedures Landlord shall from time to time establish. All such work shall be performed in compliance with all applicable laws, ordinances, rules and regulations and Tenant shall provide to Landlord copies of all permits and records of inspection issued or obtained by Tenant in connection therewith to establish such compliance. Nothing herein contained, however, shall be deemed to impose upon Tenant the obligation to perform work of maintenance or repair required by reason of Landlord's negligence or wrongful acts or those of Landlord

Parties. In performing the obligations under this Section, Tenant shall notify Landlord of any repairs that could affect the mechanical, electrical, HVAC, life safety or other systems of the Building.

          5.06 Waste. Tenant shall not commit or allow any waste or damage to be
               -----
committed in any portion of the Leased Premises.

          5.07 Assignment Or Sublease.
               ----------------------

   (a) If Tenant intends to assign this Lease or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such intent. Tenant's notice shall set forth the date any such assignment or sublease shall commence and be accompanied by an exact copy of the proposed agreements between Tenant and the proposed assignee or subtenant. Tenant shall provide Landlord with (i) any additional information or documents reasonably requested by Landlord, within ten
       (10) days after receiving Tenant's notice (Landlord hereby acknowledging that Landlord may only request such additional information one time after receiving Tenant's notice), and (ii) an opportunity to meet and interview the proposed assignee or subtenant, if requested by Landlord.

   (b) Landlord shall then have a period of twenty (20) days following such interview and receipt of such additional information (or thirty (30) days from the date of Tenant's original notice if Landlord does not request additional information or an interview) within which to notify Tenant in writing that, subject to subparagraph (c) below, Landlord elects either
       (A) to terminate this Lease as to the space so affected as of the date so specified by Tenant in its notice under Section 5.07(a) above, in which event Tenant will be relieved of all further obligations hereunder as to such space, or (B) to permit Tenant to assign this Lease or sublet such space, subject, however, to prior written approval of the proposed assignee or sublessee by Landlord. The approval by Landlord of the proposed assignee or sublessee shall not to be unreasonably withheld or delayed so long as: (i) the use of the Leased Premises by such proposed assignee or sublessee would be a Permitted Use; (ii) the proposed assignee or sublessee is of sound financial condition as reasonably determined by Landlord; (iii) the proposed assignee's or sublessee's use will not involve the storage, use, treatment or disposal of any Hazardous Material (except for Permitted Hazardous Materials transported, stored and used in accordance with the provisions of this Lease); (iv) the proposed use or the proposed assignee or sublessee would not cause the violation of any covenant or agreement of Landlord to any third party or would permit any other tenant to terminate its lease; and (v) the proposed subtenant or assignee does not then lease or occupy any other space in the Building or if the proposed subtenant or assignee does then lease or occupy space in the Building, Landlord cannot itself accommodate such existing occupant's expansion needs within the Building. If Landlord fails to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (A) above, but written approval by Landlord of the proposed assignee or sublessee shall be required. Failure by Landlord to approve a proposed subtenant or assignee shall not cause a termination of this Lease, and the sole remedy of Tenant shall be an action for injunctive or declaratory relief. Notwithstanding anything herein to the contrary, Landlord's written approval shall not be required for any assignment of the Lease or sublet of the Leased Premises by Tenant to any person, corporation or entity which controls, is controlled by or is under common control with Tenant, or to any corporation or entity resulting from a merger or consolidation with Tenant, or to any person, corporation or entity which acquires all the assets of Tenant as a going concern in the business that is being conducted on the Premises, provided that, before such assignment shall be effective, such assignee shall assume, in full, the obligations of Tenant under this Lease. For purposes hereof, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, firm or corporation, whether through the ownership of voting securities, by contract or otherwise. In the event of an assignment or subletting pursuant to this Section, Tenant shall promptly thereafter notify Landlord of such assignment or subletting (including the name of such assignee or sublessee) and Tenant agrees to execute such documentation as reasonably requested by Landlord to memorialize such assignment or subletting.

   (c) Notwithstanding the terms of subparagraph (b) above, in the event that Tenant desires to enter into a Limited Sublease (as hereinafter defined), then Tenant shall be required to obtain Landlord's consent thereto in accordance with this Section 5.07 (including, without limitation, Landlord's approval of the proposed sublessee), but Landlord shall not have the option to terminate this Lease as to the space affected by such Limited Sublease as otherwise provided in clause (A) of said subparagraph
       (b). Except as expressly provided in this subparagraph (c), nothing contained herein shall be deemed to limit Landlord's rights under this
       Section 5.07. As used herein, "Limited Sublease" means a sublease affecting not more than fifty percent (50%) of the Leased Premises for a period not extending beyond the initial twenty-four (24) months of the Term.

   (d) Any rent or other consideration realized by Tenant under any such sublease and assignment in excess of the Rent payable hereunder, after amortization of the reasonable cost of Tenant Extra Improvements for which Tenant has paid and reasonable subletting and assignment costs, shall be divided and paid as follows: (i) so long as after such assignment or subletting, the original Tenant named herein shall occupy not less than fifty percent (50%) of the Net Rentable Area of the Leased Premises, fifty percent (50%) to Tenant and fifty percent (50%) to Landlord; and (ii) in all other cases, twenty five-percent (25%) to Tenant and seventy-five percent (75%) to Landlord.

   (e) In any subletting undertaken by Tenant, Tenant shall use commercially reasonable efforts to obtain not less than Fair Market Rent for the space so sublet. In any assignment of this Lease in whole or in part, Tenant shall seek to obtain from the assignee consideration reflecting a value of not less than Fair Market Rent for the space subject to such assignment. Tenant shall provide to Landlord, upon Landlord's demand, true and correct executed copies of the documents constituting such sublease or assignment and any amendments thereof during the Term.

   (f) No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting that conflicts with the provisions hereof shall be void. No consent by Landlord to any subletting or assignment shall constitute a consent to any other assignment or subletting nor shall it constitute a waiver of any of the provisions of this Section 5.07 as they apply to any such future sublettings or assignments.

   (g) Any assignee shall assume in writing, for the express benefit of Landlord, all of the obligations of Tenant under this Lease, provided that no such assumption shall be deemed a novation or other release of the prior Tenant. Following any assignment, the obligations for which the prior Tenant remains liable under this Lease shall include, without limitation, any obligations arising in connection with any amendments to this Lease executed by Landlord and the assignee, whether or not such amendments are made with knowledge or consent of the prior Tenant.

   (h) Any improvements, additions, or alterations to the Building or the Project that are required by any law, ordinance, rule or regulation, or are deemed necessary or appropriate by Landlord as a result of any subletting or assignment hereunder, shall be installed and provided without cost or expense to Landlord. Landlord may condition its consent to any proposed sublessee or assignee on the construction of improvements reasonably d eemed necessary or appropriate by Landlord by reason of the subletting or assignment.

   (i) Landlord may hire outside consultants to review all assignment and subletting documents and information. Tenant shall reimburse Landlord for the reasonable cost thereof, including reasonable attorneys' fees, on demand.

   (j) Without liability to Tenant, Landlord shall have the right to offer and to lease space in the Building, or in any other property, to any party, including without limitation parties with whom Tenant is negotiating, or with whom Tenant desires to negotiate, concerning assignment or subletting the Leased Premises, or any portion thereof.

          5.08 Alterations, Additions or Improvements. Tenant shall not make or
               --------------------------------------
allow to be made any alterations, additions or improvements in or to the Leased Premises (collectively, "Alterations") without obtaining the prior written consent of Landlord. Landlord's consent shall not be unreasonably withheld with respect to proposed Alterations that (i) comply with all applicable laws, ordinances, rules and regulations, (ii) are compatible with the Building and its mechanical, electrical, HVAC and life safety systems; (iii) will not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (iv) do not affect the structural portions of the Building; and (v) do not and will not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building. In determining whether or not to consent to proposed Alterations, Landlord shall have the right (without limitation) to review plans and specifications for proposed Alterations, construction means and methods, the identity of any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work. Tenant shall supply to Landlord any documents and information reasonably requested by Landlord in connection with the exercise of its rights hereunder. Landlord may hire outside consultants to review such documents and information and Tenant shall reimburse Landlord for the reasonable cost thereof, including reasonable attorneys' fees, upon demand. All Alterations permitted hereunder shall be made and performed by Tenant or, at Landlord's election, may be performed by Landlord, without cost or expense to Landlord; provided however, the cost for Landlord to perform such work in excess of the cost and expense that Tenant would have incurred, using its own qualified contractors, to perform such Alteration work shall not be Tenant's responsibility. Tenant shall pay Landlord, upon completion of any Alteration, a reasonable fee for Landlord's supervision and administration of the installation thereof; provided, however, that such fee (not to exceed 5% of the cost of the Alteration) shall not be deemed to be "income" for purposes of calculating management cost recovery under Section 3.05.(a)(7). The obligations of the parties with respect to removal of Alterations shall be controlled by Section 5.19; provided, however, that Landlord shall notify Tenant at the time Landlord consents to any Alteration, if Landlord will require the removal of such Alterations upon termination of this Lease.

          5.09 Liens. Tenant shall keep the Leased Premises and the Project free
               -----
from any liens arising out of any (i) work performed or material furnished to or for the Leased Premises, and (ii) obligations incurred by or for Tenant or any person claiming through or under Tenant. Tenant shall, within ten (10) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a bond fully satisfactory to Landlord in form and substance. Landlord shall have the right at all times to post and keep posted on the Leased Premises any notices permitted or required by law, or that Landlord shall deem proper for the protection of Landlord, the Leased Premises, the Project and any other party having an interest therein, from mechanics', materialmen's and other liens. Landlord may cause such liens to be released by any means it deems proper, including, without limitation, payment of any such lien, at Tenant's sole cost and expense. All costs and expenses incurred by Landlord in causing such liens to be released shall be repaid by Tenant to Landlord immediately upon demand, together with an administration fee equal to ten percent (10%) of such costs and expenses. In addition to all other requirements contained in this Lease, Tenant shall give to Landlord at least ten
(10) business days prior written notice before commencement of any construction on the Leased Premises.

          5.10 Compliance With Laws, Insurance Standards and Non-Discrimination.
               ----------------------------------------------------------------

   (a) Tenant shall comply with all federal, state and local laws, ordinances, orders, rules, regulations and policies (collectively, "Laws"), now or hereafter in force, as amended from time to time, in any way related to the use, condition or occupancy of the Leased

       Premises, regardless of when they become effective, including, without limitation, all applicable Hazardous Materials Laws and the Americans with Disabilities Act of 1990, as amended. Tenant shall immediately deliver to Landlord a copy of any notices received from any governmental agency in connection with the Leased Premises. It is the intention of Tenant and Landlord that the obligations of Tenant under this Section
       5.10 shall apply irrespective of the scope of work required to achieve such compliance. Tenant shall promptly cure and satisfy all Hazardous Materials Claims arising out of or by reason of the activities or businesses of Tenant, its sub-tenants, or Tenant Parties or any employees, agents, contractors, officers, directors, partners, licensees, invitees and guests of Tenant's sub-tenant. Nothing done by Tenant in its use or occupancy of the Leased Premises shall create, require or cause imposition of any requirement by any governmental authority for structural or other upgrading of or improvement to the Project.

   (b) Tenant shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose that is disreputable or productive of fire hazard, or permit anything to be done that would increase the rate of fire or other insurance coverage on the Project and/or its contents. If Tenant does or permits anything to be done that shall increase the cost of any insurance policy required to be carried hereunder, then Tenant, at Landlord's option, shall not be in default under this Lease, but shall reimburse Landlord, upon demand, for any such additional premiums. Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.

   (c) Tenant herein covenants by and for himself or herself, his or her heirs, executors, administrators and assigns, and all persons claiming under or through him or her, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against, or segregation of, any person or group of persons on account of race, color creed, religion, sex, marital status, national origin or ancestry in the leasing, subleasing, transferring, use' occupancy, tenure or enjoyment of the Leased Premises herein leased, nor shall Tenant, or any person claiming under or through him or her, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the Leased Premises herein leased.

          5.11 Entry For Repairs, Inspection, Posting Notices, Etc. After
               ---------------------------------------------------
reasonable notice (except in emergencies where no such notice shall be required), Landlord or Landlord Parties shall have the right to enter the Leased Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs to or alterations of the Project or other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Leased Premises to prospective tenants, purchasers, encumbrancers or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall not unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry.

          5.12 No Nuisance. Tenant shall conduct its business and control Tenant
               -----------
Parties without creating any nuisance, or interfering with, annoying, endangering or disturbing any other tenant or Landlord in its operation of the Project. Tenant shall not place any loads upon the floor, walls or ceiling of the Leased Premises that endanger the structure nor place any harmful liquids or Hazardous Material in the drainage system of the Building. Tenant shall not permit any vibration, noise or odor to escape from the Leased Premises and shall not do or permit anything to be done within the Leased Premises which would adversely affect the quality of the air in the Building.

          5.13 Subordination; Mortgagee Protection; Reciprocal Easement
               --------------------------------------------------------
Agreements.
----------

   (a) Tenant agrees that this Lease and the rights of Tenant hereunder are subject and subordinate to the holder of or beneficiary under any mortgage or deed of trust whether now or in the future encumbering the Project (the "Mortgage Lender") and to any and all advances made thereunder, and interest thereon, and all modifications, renewals, supplements, consolidations and replacements thereof. Tenant's obligation to subordinate hereunder is contingent upon Mortgage Lender's agreement to not-disturb Tenant's occupancy of the Premises in accordance with this Lease. Tenant agrees, however, that the Mortgage Lender may at its option, unilaterally elect to subordinate, in whole or in part, by an instrument in form and substance satisfactory to such Lender, the lien of such mortgage or deed of trust to this Lease. In such case, Tenant agrees to execute promptly and to deliver to Landlord or such Mortgage Lender any such subordination instrument or instruments requested by such Lender and agrees that if it fails or refuses to do so within 15 days after written request therefor by Landlord or such Mortgage Lender, such failure or refusal shall constitute a default by Tenant under this Lease, but such failure or refusal shall in no way affect the validity or enforceability of any such subordination made by such Mortgage Lender.

   (b) Any successor in interest to any Mortgage Lender shall not be bound by
       (i) any payment of Gross Rent for more than one (1) month in advance, or
       (ii) any amendment or modification of this Lease made without the written consent of the Mortgage Lender. Nothing herein contained shall be deemed to impose upon the person or party succeeding to the interest of Landlord as a result of the enforcement of such mortgage or first deed of trust by any Mortgage Lender, any obligation for defaults on the part of Landlord, and any person or party succeeding to possession of the Project as a successor to Landlord shall be subject to Landlord's obligations hereunder only during the period of such persons' or party's ownership.

   (c) Tenant shall not sue, seek any remedy or enforce any right against Landlord until (a) Tenant gives written notice to any Mortgage Lender and
       (b) a reasonable time (not to exceed 90 days) for such Mortgage Lender, at its option, to remedy the act or omission has elapsed following the giving of notice by Tenant to Mortgage Lender required hereunder, including, without limitation, time to obtain possession from Landlord by power of sale or judicial foreclosure, it being agreed that the Mortgage Lender shall have no obligation to Tenant to cure or remedy any act or omission of Landlord.

   (d) Tenant agrees that this Lease and the rights of Tenant hereunder are subject and subordinate to any reciprocal easement agreements whether now or in the future affecting the Project (the "REA's"); provided, however, any future REA's shall not materially adversely affect any specific rights granted to Tenant hereunder with respect to parking or access. Tenant agrees to execute promptly and to deliver to Landlord any subordination instrument or instruments requested by Landlord and agrees that if it fails or refuses to do so within 15 days after written request therefor by Landlord, such failure or refusal shall constitute a default by Tenant under this Lease, but such failure or refusal shall in no way affect the validity or enforceability of any such subordination.

          5.14 Estoppel Certificate. Within ten (10) business days of a written
               --------------------
request from Landlord, Tenant shall execute estoppel certificates addressed to
(i) any mortgagee or prospective mortgagee of Landlord or, (ii) any purchaser or prospective purchaser of all or any portion of, or interest in, the Project, on a form specified by Landlord, certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such mortgagee(s) or purchaser(s) may reasonably require; provided, however, that in no event shall any such estoppel certificate require an amendment of the provisions hereof, although Tenant shall be bound by the statements made in such certificate. In the event that Tenant fails or refuses to deliver such an estoppel certificate to Landlord within ten (10) days of a written request from Landlord, then Landlord may give to Tenant a second notice, reiterating the request that Tenant execute an estoppel certificate in the form specified by Landlord and stating that, if Tenant fails to do so within five (5) days of the receipt by Tenant of such second notice from Landlord, Tenant shall be deemed to be bound by the statements set forth in the form of certificate which Landlord requested that Tenant deliver. In the event that Tenant fails to deliver an estoppel certificate in the form specified by Landlord within five (5) days of the receipt by Tenant of such second notice from Landlord, Tenant shall conclusively be deemed, without exception, to have acknowledged the correctness of the statements set forth in the form of certificate which Landlord requested that Tenant deliver, and Tenant shall be estopped from denying the correctness of each such statement, such that a mortgage or purchaser may rely on the correctness of the statements in such form of certificate, as if made and certified by Tenant. A failure by Tenant to deliver an estoppel certificate in the form specified by Landlord within fifteen (15) business days of the receipt by Tenant of an initial request from Landlord for such certificate shall also constitute a material breach of this Lease by Tenant.

          5.15 Security Deposit.
               ----------------

   (a) Upon execution of this Lease, Tenant shall deliver to Landlord the Letter of Credit described below as security for Tenant's performance of all of Tenant's covenants and obligations under this Lease; provided, however, that neither the Letter of Credit nor any Letter of Credit Proceeds (as defined below) shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure of Landlord's damages upon Tenant's default. Provided that the Letter of Credit has not previously been reduced to zero pursuant to subparagraph (b) below, then the Letter of Credit shall be maintained in effect from the date hereof through the date that is sixty (60) days after the tenth (10th) anniversary of the Term Commencement Date; provided however, at any time during the Term, Tenant may deliver to Landlord a substitute Letter of Credit satisfying the conditions hereof, in which event, Landlord shall promptly return the previously delivered Letter of Credit to Tenant. Landlord shall not be required to segregate the Letter of Credit Proceeds from its other funds, and in no event shall Letter of Credit Proceeds or any portion thereof be deemed to be held in trust for Tenant. No interest shall accrue or be payable to Tenant with respect to the Letter of Credit Proceeds. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the proceeds therefrom (the "Letter of Credit Proceeds") or any portion thereof to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of its obligations hereunder, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Landlord's remedies set forth in herein. In such event and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit Proceeds so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deliver to Landlord an amended Letter of Credit or a replacement Letter of Credit in an amount equal to one hundred percent (100%) of the amount specified below. Tenant's failure to deliver such replacement Letter of Credit to Landlord within five (5) business days of Landlord's notice shall constitute an Event of Default hereunder. If Tenant is not in default at the expiration of the tenth (10th) anniversary of the Term Commencement Date, and provided that the Letter of Credit has not previously been reduced to zero pursuant to subparagraph (b) below, then Landlord shall promptly return to Tenant the Letter of Credit or the balance of the Letter of Credit Proceeds then held by Landlord; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. No mortgagee of Landlord, nor any purchaser at any judicial or private foreclosure sale of the Premises or any portion thereof, shall be responsible to Tenant for such Letter of Credit or any Letter of Credit Proceeds unless such holder or purchaser shall have actually received the same.

   (b) As used herein, Letter of Credit shall mean an unconditional, irrevocable letter of credit (hereinafter referred to as the "Letter of Credit") issued by a major national bank satisfactory to Landlord in its sole and absolute discretion (the "Bank"), drawings under which may be made at an office of the Bank located in San Francisco, California, naming Landlord as beneficiary, in the amounts set forth below, and otherwise in form and substance satisfactory to Landlord. The amount of the Letter of Credit shall initially be One Million Six Hundred Thousand Dollars ($1,600,000) and shall decline on each anniversary of the Term Commencement Date through and including the seventh (7th) anniversary of the Term Commencement Date by the sum of Two Hundred Twenty-Eight Thousand Five Hundred Seventy-One and 43/100 Dollars ($228,571.43). Notwithstanding the foregoing, if an Event of Default (or an event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder (a "Potential Default")) shall be occurring on any such anniversary date, then Tenant's right to reduce the Letter of Credit on such anniversary date shall lapse, but Tenant shall retain the right to reduce the Letter of Credit on the next succeeding anniversary date, provided that no Event of Default or Potential Default is occurring on such succeeding anniversary date. The Letter of Credit shall be maintained in said amounts for so long as the Letter of Credit is required to be maintained pursuant to subparagraph (a), above. The Letter of Credit shall be for an initial term of not less than one year, shall be automatically renewed as provided below, and shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, (ii) that Landlord may draw upon the Letter of Credit up to the full amount thereof, as determined by Landlord, and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord and accompanied by a written certification from Landlord to the Bank stating either: (A) that a breach of this Lease has occurred and is continuing under this Lease or (B) that Landlord has received notice from the Bank that the Letter of Credit will not be renewed by the Bank for at least one year beyond the then applicable expiration date; and (iii) that, in the event of Landlord's assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall further provide that it will be deemed automatically renewed without an amendment for a period of not less than one year unless at least thirty (30) days prior to the expiration date the Bank notifies Landlord in writing that the Bank elects not to renew the Letter of Credit, whereupon Landlord shall be authorized in accordance with clause
       (ii)(B) above to draw upon the Letter of Credit. In the event that the Bank shall have notified Landlord that the Letter of Credit will not be renewed for at least one year beyond the then applicable expiration date, then Landlord shall be entitled to draw on the Letter of Credit as provided above, and shall hold the proceeds of such draw as Letter of Credit Proceeds pursuant to subparagraph (a) above, provided that such drawing shall not constitute a waiver of Landlord's right to declare a default under this Lease.

          5.16 Tenant's Remedies. Tenant shall look solely to Landlord's
               -----------------
interest in the Building and the insurance proceeds received therefrom (subject, however, to the right of any Mortgage Lender hereunder) for recovery of any judgment from Landlord. Landlord and Landlord Parties shall not be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust to which Section 5.13 applies or may apply.

          5.17 Rules And Regulations. Tenant shall comply with the Rules and
               ---------------------
Regulations for the Project attached as Exhibit C and such amendments thereto as Landlord may adopt from time to time with prior notice to Tenant. Landlord shall not be liable to Tenant for or in connection with the failure of any other tenant of the Building to comply with any rules and regulations applicable to such other tenant under its lease.

          5.18 Prohibition And Indemnity With Respect To Hazardous Material.
               ------------------------------------------------------------
Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leased Premises by Tenant or Tenant Parties without the prior written consent of Landlord, save and except only for Permitted Hazardous Materials, which Tenant may bring, store and use in reasonable quantities for their intended use in the Leased Premises, but only in full compliance with all Hazardous Materials Laws and otherwise in a safe and prudent manner. If Tenant breaches the obligations stated in the preceding sentence, or if contamination of the Leased Premises by Hazardous Material occurs for which Tenant is or Tenant Parties are responsible, or if Tenant's activities or those of Tenant Parties (or those of its subtenants) result in or cause a Hazardous Materials Claim, then Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses (including, without limitation, diminution in value of the Leased Premises, damages for the loss or restriction on use of rentable or useable space or of any amenity of the Leased Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, reasonable attorneys' fees, consultants' fees and experts' fees) (collectively, "Claims") which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Leased Premises due to the activities of Tenant and Tenant's Parties. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

          5.19 Surrender Of Premises On Termination. On or before the ninetieth
               ------------------------------------
(90th) day preceding the Term Expiration Date, Tenant shall notify Landlord in writing of the precise date upon which Tenant plans to surrender the Leased Premises to Landlord. On expiration of the Term, Tenant shall quit and surrender the Leased Premises to Landlord, broom clean, in good order, condition and repair as required by Section 5.05, with all of Tenant's movable equipment, furniture, trade fixtures and other personal property removed therefrom. Unless Tenant has obtained Landlord's agreement in writing that it can remove an Alteration or item of Tenant Improvements, all Alterations and Tenant Improvements shall be surrendered with the Leased Premises in good condition and repair, reasonable wear and tear (but only to an extent consistent with the Leased Premises remaining in good condition and repair) and casualty damage excepted. Any property of Tenant not removed hereunder shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may store such property in Tenant's name at Tenant's expense, and/or dispose of the same in any manner permitted by law. If Landlord desires to have the Leased Premises, or any part or parts thereof, restored to a condition that existed prior to installation of any Tenant Extra Improvements or to their condition prior to making any Alteration thereto, Landlord shall so notify Tenant in writing not later than sixty (60) days prior to the regularly scheduled Term Expiration Date (or if this Lease is sooner terminated, upon the date of such termination); and upon receipt of such notice, Tenant shall, at Tenant's sole cost and expense, so restore the Leased Premises, or such part or parts thereof, before the regularly scheduled Term Expiration Date (or if this Lease is sooner terminated, within ten (10) days thereafter), so long as Landlord has previously notified Tenant, in accordance with Section 5.08 above, that Landlord requires such Alterations or Tenant Improvements to be removed upon termination of this Lease. Tenant shall repair at its sole cost and expense, all damage caused to the Leased Premises or the Project by removal of Tenant's movable equipment or furniture and such Tenant Improvements and Alterations as Tenant shall be allowed or required to remove from the Leased Premises by Landlord. If the Leased Premises are not surrendered as of the end of the Term in the manner and condition herein specified, Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all Claims resulting from or caused by Tenant's delay or failure in so surrendering the Leased Premises, including, without limitation, any Claims made by any succeeding tenant due to such delay or failure. Tenant acknowledges that Landlord will be attempting to lease the Leased Premises with any such lease to be effective upon expiration of the Term, and failure to surrender the Leased Premises could cause Landlord to incur liability to such successor tenant for which Tenant shall be responsible hereunder to the full extent thereof.

          5.20 Window Coverings. All window coverings shall be provided by
               ----------------
Tenant, at its sole cost and expense, and shall comply with Landlord's standard Building window covering. Tenant shall not place or maintain any window coverings, blinds or drapes on any exterior window, other than those in compliance with Landlord's standards, without Landlord's prior written approval which Landlord shall have the right to grant or withhold in its absolute and sole discretion. Tenant acknowledges that breach of this covenant will directly and adversely affect the exterior appearance of the Project or the operation of the heating, ventilation or air conditioning systems.


                                  ARTICLE 6.
                                  ----------
                    Condition And Operation Of The Building
                    ---------------------------------------

          6.01 Exhibit B Controls. Landlord's entire obligation with respect to
               ------------------
the condition of the Leased Premises, its suitability for Tenant's uses and the improvement requirements with respect thereto shall be as stated in Exhibit B. Landlord shall have no other obligation of any kind or character, express or implied, with respect to the condition of the Leased Premises, Building or Project or the suitability thereof for Tenant's purposes, and Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to such matters.

          6.02 Alteration. Landlord may, at any time and from time to time: (i)
               ----------
make alterations, structural modifications, seismic modifications or additions to the Building; (ii) change, add to, eliminate or reduce the extent, size, shape or configuration of any aspect of or improvement (including the Building) within the Project or its operations; (iii) change the arrangement, character, use or location of corridors, stairs, toilets, mechanical, plumbing, electrical or other operating systems or any other parts of the Building; and (iv) change the name, number or designation by which the Building or the Project is commonly known. None of the foregoing acts shall be deemed an actual or constructive eviction of Tenant, shall entitle Tenant to any reduction of Rent or shall result in any liability of Landlord to Tenant. Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Leased Premises and other portions of the Building, including, without limitation, the exclusive right to use all exterior walls, roofs and other portions of the Building for signs, notices and other promotional purposes.


                                  ARTICLE 7.
                                  ----------
              Casualty, Eminent Domain And Miscellaneous Matters
              --------------------------------------------------

          7.01 Landlord's Casualty Insurance. Landlord shall maintain, or
               -----------------------------
cause to be maintained, a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, insuring the Project against loss or damage by fire or other insurable hazards (that may include earthquake loss if Landlord elects to maintain such coverage) and contingencies for the full insurable value thereof, or, in the alternative, insuring for eighty percent (80%) of the replacement cost thereof (or such minimum amount as shall be required to eliminate operation of coinsurance provisions), exclusive of excavations and foundations; provided, however, that Landlord shall not be obligated to insure any of Tenant's furniture, equipment, machinery, trade-fixtures, goods or supplies ("Tenant's Personal Property"), or any Tenant Extra Improvements or Alterations that Tenant may make upon the Leased Premises. If the annual premiums charged Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations result in extra-hazardous or higher than normal risk exposure, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increases in premium. All insurance proceeds payable under Landlord's insurance carried hereunder shall be payable solely to Landlord, and Tenant shall have no interest therein.

          7.02 Liability Insurance. Landlord (with respect to the Project) and
               -------------------
Tenant (with respect to the Leased Premises and Project) shall each maintain or cause to be maintained a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, such insurance to afford minimum protection of not less than Five Million Dollars ($5,000,000.00) for bodily injury, or death in any one occurrence and of not less than One Million Dollars ($1,000,000.00) for property damage in any one occurrence. The coverages required to be carried shall be extended to include, but not to be limited to, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), and broad form property damage liability. Tenant's contractual liability insurance shall apply, without limitation, to all of Tenant's indemnity obligations under this Lease. The certificate evidencing Tenant's insurance coverage required hereunder shall state that the insurance includes the liability assumed by Tenant under this Lease and that Tenant's insurance is primary with any other insurance available to Landlord or any other named insured being excess. Upon request of Tenant, Landlord shall provide Tenant reasonable evidence that the insurance required to be maintained hereunder by Landlord is in full force and effect.

          7.03 Tenant's Casualty Insurance And Additional Tenant Insurance
               -----------------------------------------------------------
Requirements.
------------

   (a) Tenant shall provide insurance coverage during the Term against loss or damage by fire and such other risks as are from time to time included in an "all risk" policy (including without limitation sprinkler leakage and water damage), insuring the full insurable value of any Tenant Extra Improvements, any Alterations, Tenant's trade fixtures, furnishings, equipment, and all other items of personal property of Tenant, insuring the full replacement cost thereof.

   (b) All policies required to be carried by Tenant under this Article 7 shall be written with financially responsible companies with a Best & Company rating of "B+" or better, and all evidence of insurance provided to Landlord shall contain an endorsement showing that Landlord and Mortgage Lender are included as an additional insured and an endorsement whereby the insurer agrees not to cancel or alter the policy without at least thirty (30) days' prior written notice to Landlord and all named and additional insureds. Any deductible or self-insurance provisions under any insurance policies maintained by Tenant shall be subject to Landlord's prior written approval which shall not be unreasonably withheld.

   (c) Prior to the Term Commencement Date and thereafter, from time to time, promptly upon request by Landlord, Tenant shall furnish Landlord and any additional insureds with copies of policies or certificates of insurance, evidencing Tenant's maintenance and renewal of the required coverages. If Tenant fails to provide such evidence of insurance required hereunder, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof to be charged to Tenant and paid upon written invoice therefor as Additional Rent together with an administrative fee equal to ten percent (10%) of such costs.

          7.04  Indemnity And Exoneration.
                -------------------------

   (a) Landlord shall not be liable to Tenant (i) for any loss, damage or injury to person or property caused by theft, fire, vandalism, assault, battery, act of God, acts of the public enemy, acts of terrorists or criminals, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, whether or not the negligence of Landlord was a partial cause of such loss, damage or injury, or (ii) that occur by reason of the active negligence or willful misconduct of Tenant or Tenant Parties, or (iii) for any damage or inconvenience which may arise through repair or alteration of any part of the Project or failure to make any such repair except as expressly otherwise provided in Sections 7.04.(c),
       7.06 and 7.07.

   (b) Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all Claims arising out of or related to claims of injury to or death of persons, damage to property occurring or resulting directly or indirectly from the use or occupancy of the Leased Premises or activities of Tenant or its employees in or about the Leased Premises or Project; provided, however, that the foregoing indemnity shall not be applicable to claims arising by reason of the active negligence or willful misconduct of Landlord or Landlord Parties, unless covered by insurance required to be carried by Tenant under the terms of this Lease.

   (c) Landlord shall indemnify, defend, protect and hold Tenant and Tenant Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses arising out of or related to claims of injury to or death of persons, damage to property occurring or resulting directly or indirectly from the use or occupancy of those portions of the Project other than the Leased Premises or activities of Landlord or Landlord Parties in or about the Leased Premises or Project, such indemnity to include, without limitation, the obligation to provide all costs of defense against any such claim; provided, however, that the foregoing indemnity shall not include claims arising by reason of the active negligence or willful misconduct of Tenant or Tenant Parties.

   (d) Tenant shall indemnify, defend and protect Landlord and hold and save Landlord harmless of and from any and all loss, claims, proceedings, cost, damage, injury, causes of action, liabilities or expense arising out of or in any way related to work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Leased Premises or the Project.

          7.05  Waiver Of Subrogation Rights. Anything in this Lease to the
                ----------------------------
contrary notwithstanding, Landlord and Tenant each waive all rights of recovery, claim, action or cause of action, against the other, Tenant Parties or Landlord Parties, as applicable, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Project or any personal property of such party therein, by reason of fire, the elements, or any other cause that could be insured against under the terms of an "all risk" insurance policy or other casualty insurance coverages which are required to be obtained pursuant to this Lease, regardless of cause or origin, including negligence of the other party, Landlord Parties or Tenant Parties, as applicable; and each party covenants that no insurer shall hold any right of subrogation against such other party. Tenant shall advise its insurers of the foregoing and such waiver shall be a part of each policy maintained by Tenant that applies to the Leased Premises, any part of the Project or Tenant's use and occupancy of any part thereof.

          7.06  Condemnation And Loss Or Damage.
                -------------------------------

   (a) If the Leased Premises or any portion of the Project shall be taken or condemned for any public purpose to such an extent as to render the Leased Premises untenantable as reasonably determined by Landlord, this Lease shall, at the option of either party, forthwith cease and terminate as of the date of taking. All proceeds from any taking or condemnation of the Leased Premises shall belong to and be paid to Landlord subject to the rights of any Mortgage Lender; provided, however, that Landlord shall cooperate with Tenant if Tenant seeks to recover at its cost and expense, proceeds, damages or awards paid to compensate for damage to or taking of Tenant's Personal Property.

   (b) If a temporary taking of all or a portion of the Leased Premises occurs, there shall be no abatement of Rent and Tenant shall remain fully obligated for performance of all of the covenants and obligations on its part to be performed pursuant to the terms of this Lease. All proceeds awarded or paid with respect thereto shall belong to Tenant.

          7.07  Damage And Destruction. If a fire or other casualty in the
                ----------------------
Leased Premises occurs, Tenant shall immediately give notice thereof to Landlord. The following provision shall then apply:

   (a) If the damage is limited solely to the Leased Premises and the Leased Premises can, in the reasonable opinion of Landlord, be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, then Landlord shall diligently rebuild the same. If Landlord rebuilds the Leased Premises, Tenant shall repair and restore Tenant Extra Improvements or any Alterations, or, at Tenant's election, Landlord may repair and rebuild the Tenant Extra Improvements or Alterations, at Tenant's expense.

   (b) If portions of the Project outside the boundaries of the Leased Premises are damaged or destroyed (whether or not the Leased Premises are also damaged or destroyed) and the Leased Premises and the Project can, in the reasonable opinion of Landlord, both be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, and provided that Landlord determines that such reconstruction is economically feasible, then Landlord shall be obligated to do so; provided, however, that Landlord shall have no obligation to repair or restore Tenant Extra Improvements or

       Alterations unless Tenant elects to have Landlord do so at Tenant's expense as provided in Section 7.07.(a).

   (c) If neither Section 7.07.(a) nor 7.07.(b) above applies, Landlord shall notify Tenant within sixty (60) days after the date of such damage and destruction and either Tenant or Landlord may terminate this Lease within thirty (30) days after the date of such notice; provided, however, that Landlord shall have the right to elect to reconstruct the Project and the Leased Premises, in which event Landlord shall notify Tenant within said sixty (60) day period and Tenant shall thereupon have no right to terminate this Lease. Notwithstanding the foregoing, if the Project and the Leased Premises have not be reconstructed within twelve (12) months following the date of such damage and destruction, Tenant shall have the right to terminate this Lease by providing written notice to Landlord within ten (10) days following the expiration of such twelve (12) month period. If Tenant fails to terminate this Lease as provided above, time being of the essence, this Lease shall remain in full force and effect in accordance with the terms set forth herein.

   (d) During any period when Tenant's use of the Leased Premises is significantly affected by damage or destruction, Gross Rent shall abate proportionately until such time as the Leased Premises are made tenantable as reasonably determined by Landlord, and no portion of the Rent so abated shall be subject to subsequent recapture; provided, however, that there shall be no such abatement except to the extent that the amount thereof is compensated for and recoverable from the proceeds of rental abatement or business interruption insurance maintained by Landlord with respect to this Lease, the Leased Premises or the Project which Landlord agrees to maintain with respect to this Lease, the Leased Premises or the Project, so long as such insurance is available on commercially reasonable terms, and, if such insurance is not available on commercially reasonable terms, Landlord agrees to notify Tenant of its decision to cancel such insurance so that Tenant, at its sole discretion, may obtain business interruption insurance, if it so desires.

   (e) The proceeds from any insurance paid by reason of damage to or destruction of the Building or any part thereof, the Building Standard Improvements or any other element, component or property insured by Landlord shall belong to and be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust that constitutes an encumbrance thereon. If this Lease is terminated by either party as a consequence of a casualty in accordance with any of the provisions of this Section 7.07.(e), all proceeds of insurance required to be maintained either by Landlord or Tenant shall be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust that constitutes an encumbrance thereon; provided, however, that Tenant shall be paid all proceeds of insurance payable in connection with Tenant's trade fixtures, furnishings, equipment and all other items of personal property of Tenant and any Tenant Extra

       Improvements and Alterations required to be removed from the Leased Premises upon termination of this Lease.

   (f) If the Leased Premises, or any part thereof, or any portion of the Building necessary for Tenant's use of the Leased Premises, are damaged or destroyed during the last twelve (12) months of the Term, or any extension thereof, Landlord or Tenant may terminate this Lease by giving written notice thereof to the other party within thirty (30) days after the date of the casualty, in which case this Lease shall terminate as of the date of the casualty.

   (g) Except to the extent expressly provided in this Lease, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to Landlord's insurance carriers that Tenant may have under law or under the provisions of this Lease in connection with any damage to the Leased Premises or the Building by fire or other casualty.

          7.08  Default By Tenant.
                -----------------

   (a) Events Of Default. The occurrence of any of the following shall
       -----------------
       constitute an event of default ("Event of Default") on the part of
       Tenant:

       (1)  Abandonment. Abandonment of the Leased Premises for a continuous
            -----------
            period in excess of five (5) business days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Section 7.08.(a)(1) being deemed such notice to Tenant as required by said Section 1951.3;

       (2)  Nonpayment Of Rent. Failure to pay any installment of Gross Rent or
            ------------------
            items of Additional Rent, upon the date when payment is due, such failure continuing for a period of five (5) business days after receipt of written notice of such failure; provided, however, that Landlord shall not be required to provide such notice more than twice during any calendar year with respect to non-payment of Gross Rent, the third such non-payment constituting default without requirement of notice;

       (3)  Other Obligations. Failure to perform any obligation, agreement or
            -----------------
            covenant under this Lease other than those matters specified in Sections 7.08.(a)(1) and 7.08.(a)(2), such failure continuing for fifteen (15) business days after written notice of such failure (or with respect to non-monetary obligations only, such longer period as is reasonably necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured);

       (4)  General Assignment. A general assignment by Tenant or Guarantor for
            ------------------
            the benefit of creditors;

       (5)  Bankruptcy. The filing of any voluntary petition in bankruptcy by
            ----------
            Tenant or Guarantor, or the filing of an involuntary petition by Tenant's or Guarantor's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. If under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

       (6)  Receivership. The employment of a receiver to take possession of
            ------------
            substantially all of Tenant's assets or the Leased Premises, if such receivership remains undissolved for a period of ten (10) business days after creation thereof;

       (7)  Attachment. The attachment, execution or other judicial seizure of
            ----------
            all or substantially all of Tenant's assets or the Leased Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof;

       (8)  Insolvency. The admission by Tenant or Guarantor in writing of its
            ----------
            inability to pay its debts as they become due, the filing by Tenant or Guarantor of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Guarantor of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Guarantor in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant or Guarantor seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

   (b) Remedies Upon Default.
       ---------------------

       (1)  Termination. If an Event of Default occurs, Landlord shall have the
            -----------
            right, with or without notice or demand, immediately (after expiration of the applicable grace periods specified herein) to terminate this Lease, and at any time thereafter recover possession of the Leased Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Leased Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

       (2)  Continuation After Default. Even though Tenant has breached this
            --------------------------
            Lease and/or abandoned the Leased Premises, this Lease shall continue in effect for so long as

            Landlord does not terminate Tenant's right to possession under
            Section 7.08.(b)(1) hereof, and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due. Landlord has the remedy described in Section 1951.4 of the Civil Code of the State of California or any successor code section (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Acts of maintenance, preservation or efforts to lease the Leased Premises or the appointment of receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

   (c) Damages Upon Termination. Should Landlord terminate this Lease pursuant
       ------------------------
       to the provisions of Section 7.08.(b)(1) hereof, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code section. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination;
       (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) shall be computed with interest at ten percent (10%) per annum or the highest lawful rate, whichever is the lower. The "worth at the time of award" of the amount referred to in (iii) shall be computed by discounting such amount at the "discount rate" of the Federal Reserve Bank of San Francisco in effect as of time of award plus one percent (1%) and, where rental value is a material issue, shall be based upon competent appraisal evidence.

   (d) Computation Of Rent For Purposes Of Default. For purposes of computing
       -------------------------------------------
       unpaid Rent that would have accrued and become payable under this Lease pursuant to the provisions of Section 7.08.(c), unpaid Rent shall consist of the sum of:

       (1)  the total Base Rent for the balance of the Term, plus

       (2) a computation of the Basic Operating Cost for the balance of the Term, the assumed Basic Operating Cost for the calendar year of the default and each future calendar year in the Term to be equal to the Basic Operating Cost for the calendar year prior to the year in which default occurs compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by reference to the Consumer Price Index -- all items for the San Francisco-Oakland-San Jose Area, All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor (Base Year 1982-84=100), or such successor index as may be established to provide a measure of the current purchasing power of the dollar.

   (e) Late Charge. In addition to its other remedies, after written notice of
       -----------
       its intention to invoke this paragraph because of previous late payments by Tenant, Landlord shall have the right to add to the amount of any payment required to be made by Tenant hereunder that is not paid on or before the date the same is due, an amount equal to Two Hundred Fifty Dollars ($250.00) plus five percent (5%) of the delinquency for each month or portion thereof that the delinquency remains outstanding, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof. The provision for a late charge set forth in this Section 7.08.(e), and any collection of a late charge by Landlord, shall not be deemed a waiver of any breach or Event of Default by Tenant under this Lease. The late charge shall be due upon demand by Landlord at any time after failure to pay any installment of Rent, and in the case of Gross Rent, without waiting for expiration of the period specified in
       Section 7.08.(a)(2).

   (f) Remedies Cumulative. All of the remedies permitted or available to
       -------------------
       Landlord under this Lease, or at law or in equity, shall be cumulative and not alternative and invocation of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy.

          7.09  Arbitration Of Fair Market Rent. If Tenant disputes the amount
                -------------------------------
claimed by Landlord as Fair Market Rent, and such dispute cannot be resolved by mutual agreement, the dispute shall be submitted to arbitration. The award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City of South San Francisco in accordance with the then-prevailing commercial arbitration rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by said rules shall be modified as follows:

   (a) Tenant shall make demand for arbitration in writing within thirty (30) days after service of Landlord's determination of Fair Market Rent given under Section 3.03.(b), specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of first-class commercial office space in the downtown San Francisco Financial District who would qualify as an expert witness over objection to give testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a timely and proper demand for such arbitration shall constitute a waiver of the right thereto. Within ten (10) business days after the service of Tenant's demand for arbitration, Landlord shall have the right to give notice in writing to Tenant of Landlord's adjusted determination of Fair Market Rent. Within ten (10) business days following Tenant's receipt of such notice, if Tenant and Landlord have not agreed upon Fair Market Rent, Tenant shall notify Landlord in writing that Tenant desires to renew its demand for arbitration. Failure on the part of Tenant to give such notice shall constitute a waiver of the right to such arbitration, and Tenant shall be deemed to have accepted Landlord's adjusted determination of Fair Market Rent. Within ten (10) business days after the receipt of such notice, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

   (b) If two (2) arbitrators are chosen pursuant to Section 7.09.(a) above, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and, if within ten (10) business days after such first meeting the two arbitrators shall be unable to agree promptly upon a determination of Fair Market Rent, they shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Section 7.09.(a). If they are unable to agree upon such appointment within five (5) business days after expiration of said ten
       (10) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten
       (10) business days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the City and County of San Francisco, acting in his private non-judicial capacity. Request for appointment shall be made in writing with a copy given to the other party. Each party agrees that said Judge shall have the power to make the appointment, provided, however, if the Chief Judge does not make a determination within ten (10) days of request by either party for the appointment of a third arbitrator, appointment of such third arbitrator shall be made in accordance with the selection procedure of the commercial arbitration rules of the American Arbitration Association or its successor for arbitration of commercial disputes. The three (3) arbitrators shall decide the dispute, if it has not previously been resolved, by following the procedure set forth in Section 7.09.(c) below.

   (c) Where the issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators in accordance with the following procedure. The arbitrators selected by each of the parties shall state in writing his determination of the Fair Market Rent, supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

   (d) If any arbitrator fails, refuses or is unable to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall attempt to decide the issue within ten (10) business days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fees and costs of its own counsel. The losing party shall pay the fees and costs of the arbitrators and of the expert witnesses (if any) of the prevailing party as well as those of its expert witnesses. For purposes hereof, the losing party shall be that party whose selected arbitrator's statement of Fair Market Rent was not selected by the third arbitrator.

   (e) The arbitrators shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

          7.10  No Waiver. Failure of Landlord or Tenant to declare any default
                ---------
immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord or Tenant, as the case may be, shall have the right to declare any such default at any time thereafter. No waiver by Landlord of an Event of Default, or any agreement, term, covenant or condition contained in this Lease, shall be effective or binding on Landlord unless made in writing and no such waiver shall be implied from any omission by Landlord to take action with respect to such Event of Default or other such matter. No express written waiver by Landlord of any Event of Default, or other such matter, shall affect or cover any other Event of Default, matter or period of time, other than the Event of Default, matter and/or period of time specified in such express waiver. One or more written waivers by Landlord of any Event of Default, or other matter, shall not be deemed to be a waiver of any subsequent Event of Default, or other matter, in the performance of the same provision of this Lease. Acceptance of Rent by Landlord hereunder, or endorsement of any check, shall not, in and of itself, constitute a waiver of any breach or Event of Default or of any agreement, term, covenant or condition of this Lease, except as to the payment of Rent so accepted, regardless of Landlord's knowledge of any concurrent Event of Default or matter. Landlord may, at its election, apply any Rent received from Tenant to the oldest obligation outstanding from Tenant to Landlord, any endorsement or other statement of Tenant to the contrary notwithstanding. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Leased Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any such breach or of any term, covenant or condition of this Lease or operate as a surrender of this Lease. All of the remedies permitted or available to Landlord under this Lease, or at law or in equity, shall be cumulative and not alternative and invocation of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy.

          7.11  Statutory Waivers. Tenant hereby waives the benefits of: (i)
                -----------------
Sections 1932 and 1933(4) of the California Civil Code (pertaining to the termination of a hiring); (ii) 1941 and 1942 of the California Civil Code (pertaining to the obligations of a landlord to maintain premises and the rights of a tenant to make certain repairs or terminate a lease); (iii) Section 1263.260 of the California Code of Civil Procedure (pertaining to the removal of improvements upon condemnation); and (iv) Section 1265.130 of the California Code of Civil Procedure (pertaining to the termination of a lease upon condemnation).

          7.12  Holding Over. If Tenant holds over after expiration or
                ------------
termination of this Lease without the written consent of Landlord, Tenant shall pay for each month of hold-over tenancy one and one-half the Gross Rent that Tenant was obligated to pay for the month immediately preceding the end of the Term for each month or any part thereof of any such hold-over period together with such other amounts as may become due hereunder. No holding over by Tenant after the Term shall operate to extend the Term. If Tenant holds over without consent, Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses for damages by any other tenant or third person to whom Landlord may have leased or offered to lease all or any part of the Leased Premises covered hereby effective on or after the termination of this Lease, together with all loss, cost, expense, damages and liabilities in connection with any such reletting, including, without limitation, reasonable attorneys' fees and Landlord's lost revenues. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month.

          7.13  Attorneys' Fees. If either party places the enforcement of this
                ---------------
Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of the possession of the Leased Premises in the hands of an attorney or collection agency, or files suit upon the same, or seeks a judicial declaration of rights hereunder, the prevailing party shall recover its reasonable attorneys' fees, court costs and collection agency charges. As used herein, "prevailing party" shall mean the party who substantially prevails in the matter at issue, including without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

          7.14  Amendments. This Lease may not be altered, changed or amended,
                ----------
except by an instrument in writing signed by both parties.

          7.15  Transfers By Landlord. Landlord shall have the right to transfer
                ---------------------
and assign, in whole or in part, all of its rights and obligations hereunder and in the Project. Upon transfer by Landlord of its interest in the Project, and upon the transferee's assumption of Landlord's obligations hereunder, no further liability or obligations shall thereafter accrue against the transferring or assigning person as Landlord hereunder.

          7.16  Severability. If any term or provision of this Lease, or the
                ------------
application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

          7.17  Notices. All notices, demands, consents and approvals that may
                -------
or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given by personal delivery or when deposited in the United States mail, certified or registered, postage prepaid, or by national overnight courier service and addressed to the party to be notified at the address for such party specified on the Basic Lease Information sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Personal delivery of notices to Tenant may in all events be made by leaving a copy of the notice, addressed to Tenant, at the Leased Premises. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Leased Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Leased Premises.

          7.18  Building Planning. Landlord shall have the right to relocate the
                -----------------
entire Leased Premises prior to the commencement of construction of Tenant Improvements upon all of the following terms, covenants and conditions:

   (a) The relocated Leased Premises must be of substantially comparable size to the initial Leased Premises and must be on two (2) contiguous floors in the Building.

   (b) Landlord shall reimburse Tenant for: (i) the necessary and reasonable costs incurred by Tenant in planning for the space in the initial Leased Premises which have been previously approved by Landlord and have no benefit to Tenant on the relocated floor; and (ii) for such other costs as Tenant may incur as a direct result of the relocation which have been previously approved by Landlord.

   (c) All of the other terms, covenants and conditions to the Lease shall remain unchanged and in full force and effect, except that the Basic Lease Information sheet shall be revised:

       (i) to identify the floors of the Leased Premises after such relocation; and (ii) to state the new Net Rentable Area and the new Base Rent relative to the relocated Leased Premises. The new Base Rent charged from time to time shall be calculated by multiplying the per-square-foot rates specified in the Basic Lease Information by the new New Rentable Area.

          7.19  No Option. Submission of this instrument for examination or
                ---------
signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

          7.20  Integration and Interpretation. The terms of this Lease are
                ------------------------------
intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not restricted for or against any party, regardless of which party may have drafted the provision in question, it being agreed that this is a negotiated agreement.

          7.21  Quitclaim. Upon expiration or earlier termination of this Lease,
                ---------
Tenant shall, immediately upon request of Landlord, execute, acknowledge and deliver to Landlord a recordable deed quit-claiming to Landlord all interest of Tenant in the Leased Premises, the Project and this Lease.

          7.22  No Easement For Light, Air And View. This Lease conveys to
                -----------------------------------
Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Leased Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

          7.23  No Merger. The voluntary or other surrender or termination of
                ---------
this Lease by Tenant, or a mutual cancellation thereof shall not work a merger, but, at Landlord's sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord of all such subleases or subtenancies.

          7.24  Memorandum Of Lease. Tenant shall, upon request of Landlord,
                -------------------
execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto or consolidation hereof), in form suitable for recording. In no event shall this Lease or any memorandum thereof be recorded without the prior written consent of Landlord, and any attempt to do so shall constitute a default by Tenant.

          7.25  Survival. All of Tenant's covenants and obligations contained in
                --------
this Lease shall survive the expiration or earlier termination of this Lease. No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of Landlord's rights and remedies at law or in equity available upon a breach by Tenant of this Lease.

          7.26  Financial Statements. If Landlord intends to sell all or any
                --------------------
portion of the Building or Project (or any interest therein), or obtain a loan secured by the Building or Project (or any interest therein), then Tenant shall, within fifteen (15) days of Landlord's written request, furnish Landlord with financial statements, dated no earlier than one (1) year before such request, certified as accurate by Tenant, or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor's statement, reflecting Tenant's then current financial condition, or the financial condition of the individuals comprising Tenant, in such form and detail as Landlord may reasonably request. Notwithstanding the foregoing, provided that Tenant is a publicly traded company, the obligation to provide financial statements set forth in this Section 7.26 shall be satisfied by Tenant's delivery to Landlord of the then most recent publicly filed financial statements.

          7.27  No Joint Venture. This Lease shall not be construed to create a
                ----------------
partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

          7.28  Successors And Assigns. This Lease shall be binding upon and
                ----------------------
inure to the benefit of Landlord, its successors and assigns (subject to the provisions hereof, including, but without limitation, Section 5.16); and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

          7.29  Applicable Law. All rights and remedies of Landlord and Tenant
                --------------
under this Lease shall be construed and enforced according to the laws of the State of California. Any actions or proceedings brought under this Lease, or with respect to any matter arising under or out of this Lease, shall be brought and tried only in courts located in the County of San Mateo, California (excepting appellate courts).

          7.30  Time Of The Essence. Time is of the essence of each and every
                -------------------
covenant herein contained.

          7.31  Interpretation. Except as specifically provided otherwise in
                --------------
this Lease, Landlord may act in its sole and absolute discretion when required to act hereunder. The term,

"including" shall mean "including, without limitation." All indemnities contained herein shall survive termination of this Lease with respect to any act, condition or event that is the subject matter of such indemnity and that occurs prior to the Term Expiration Date. Notwithstanding anything herein to the contrary, all provisions of this Lease which require the payment of money or the delivery of property after the Term Expiration Date shall survive termination of the Lease.

          7.32  Parking. Tenant shall be entitled to the non-preferential and
                -------
non-exclusive use of the number of parking spaces in the Common Areas set forth in the Basic Lease Information for which right Tenant shall pay the monthly fee per space established by Landlord from time to time for the applicable type of space, plus any tax or assessment imposed by any governmental authority in connection with the parking privileges provided to Tenant pursuant to this Lease. Said monthly fees shall be paid whether or not Tenant uses said spaces; provided, however, that Landlord hereby waives its right to collect such parking fees from Tenant for the spaces during the Term of this Lease, except to the extent that Landlord is required to impose a parking fee by any governmental regulation now or hereafter applicable to any part of all of the Project, or to Landlord or Tenant. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved, if it determines that it is necessary for orderly and efficient parking.

          7.33  Brokers. Tenant and Landlord each represent and warrant to the
                -------
other that it has had no dealing with any broker or agent other than the Broker set forth on the Basic Lease Information. Tenant and Landlord each indemnify, defend and hold the other party harmless from and against any and all liabilities for commissions or other compensation or charges claimed by any other broker or agent based on dealings with the indemnifying party with respect to this Lease. The foregoing indemnity shall survive termination or earlier expiration of this Lease.

          7.34  Non-Disturbance, Attornment and Subordination Agreement. Within
                -------------------------------------------------------
thirty days after full execution of this Lease by Landlord and Tenant, Landlord shall deliver to Tenant a commercially reasonable non-disturbance, attornment and subordination agreement (the "Non-Disturbance Agreement") executed by Landlord's Lender, Wells Fargo Bank, N.A. Tenant shall not record the Non-Disturbance Agreement or a copy or memorandum thereof. If Landlord fails to deliver such Non-Disturbance Agreement by the expiration of such thirty day period, Tenant shall have the right, as Tenant's sole and exclusive remedy, within five (5) business days after the expiration of such thirty day to terminate this Lease by providing written notice of such termination to Landlord and to receive a return of the Letter of Credit. If Tenant fails to terminate this Lease as provided above, time being of the essence, this Lease shall remain in full force and effect in accordance with the terms set forth herein.

          7.35  Signage. Provided that Tenant is the largest tenant in the
                -------
Building (determined by comparing the Net Rentable Area of the Leased Premises to the Net Rentable Area leased by other tenants in the Building), Tenant shall have the right to install one (1) tenant identification sign at the top of the western facade of the Building (the "Sign"), at Tenant's sole cost and expense, subject to Landlord's approval of the plans and specifications thereof (including, without limitation, the design, location, and size) and in accordance with all applicable laws, ordinances, rules and regulations and any private restrictions imposed against the Property (the "Applicable Requirements"). Tenant shall not install the Sign on the Building until Landlord has entered into binding lease agreements covering a sufficient portion of the Net Rentable Area of the Building to allow Landlord to determine whether or not Tenant is and shall be the largest Tenant in the Building; provided, however, that if Landlord has not entered into a sufficient number of such lease agreements by the second anniversary of the Term Commencement Date, and if on the second anniversary Tenant is the largest tenant in the Building, then Tenant shall have the right to proceed with the installation of the Sign on the terms and conditions contained in this Section
7.35. Subject to the foregoing, Tenant shall erect the Sign in accordance with the approved plans and specifications, in a good and workmanlike manner, and at all times thereafter, Tenant shall maintain, at its sole cost and expense, the Sign in a good, clean and safe condition and in accordance with the Applicable Requirements, including all repairs and replacements thereto. Upon the occurrence of any Event of Default and/or upon termination of this Lease, or if Tenant desires to assign its interest under this Lease or to sublease fifty percent (50%) or more of the Leased Premises and if in connection therewith Landlord elects to terminate this Lease as to the affected portion of the Leased Premises in accordance with clause (A) of Section 5.07(b) aboove, Tenant shall promptly remove the Sign, in which event Tenant shall be responsible for and shall repair any damage to the Building resulting therefrom. Tenant's exterior signage rights hereunder are personal to Actuate Corporation (or to a successor by merger or consolidation) and may not be assigned or transferred except with the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion. Tenant shall be responsible for obtaining all permits and approvals (governmental and private) necessary for the installation and maintenance of the Sign; provided however, Landlord shall, at Tenant's cost and expense, reasonably cooperate with Tenant in obtaining any such permits or approvals.

          Upon completion of any removal of the Sign, Tenant's right under this
Section 7.35 shall terminate and be of no further force or effect. If Tenant fails to remove the Sign as required under this Section 7.35, Landlord shall have the right, at Tenant's expense, to remove the Sign. Tenant shall indemnify, defend and protect Landlord and hold Landlord harmless of and from any and all, proceedings, loss, cost, damage, causes of action, liabilities, injury or expense arising out of or related to claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the installation or maintenance of the Sign on the Building.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

               Landlord     HMS GATEWAY OFFICE, L.P.

                            By:  Hines Gateway Office, L.P.,
                                 General Partner

                                 By:  Hines Interests Limited Partnership,
                                      General Partner

                                      By:   Hines Holdings, Inc.,
                                            General Partner

                                            By: _______________________________

                                            Name:______________________________

                                            Title:_____________________________

               Tenant       Actuate Corporation

                            a Delaware corporation

                            By: ___________________________________

                            Name:__________________________________

                            Title:_________________________________

                                  EXHIBIT A-1

                          "Leased Premises Depiction"

                                   (to come)

                                  EXHIBIT A-2

                                   "Project"

ALL THAT CERTAIN PROPERTY SITUATED IN THE CITY OF SOUTH SAN FRANCISCO, COUNTY OF SAN MATEO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEING ALL OF PARCEL C AS SAID PARCEL IS SHOWN ON PARCEL MAP 99-095 FILED JUNE 26, 2000 IN BOOK 72 OF PARCEL MAPS AT PAGES 90 AND 91, SAN MATEO COUNTY RECORDS, AND ALL OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN THE GRANT DEED TO HMS GATEWAY OFFICE, L.P. RECORDED APRIL 21, 2000 AS INSTRUMENT NUMBER 2000-045898, SAN MATEO COUNTY RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE WESTERLY CORNER OF SAID PARCEL C;

THENCE ALONG THE NORTHWESTERLY LINE OF SAID PARCEL C, NORTH 38(degrees)42'41" EAST, 95.97 FEET TO AN ANGLE POINT THEREIN;

THENCE CONTINUING ALONG SAID NORTHWESTERLY LINE, ALONG THE NORTHWESTERLY LINE OF SAID PARCEL DESCRIBED IN SAID DEED TO HMS GATEWAY OFFICE, L.P., AND AGAIN ALONG SAID NORTHWESTERLY LINE OF SAID PARCEL C, NORTH 38(degrees)42'27" EAST, 177.53 FEET TO AN ANGLE POINT IN SAID NORTHWESTERLY LINE OF PARCEL C;

THENCE ALONG THE EXTERIOR BOUNDARY OF SAID PARCEL C, THE FOLLOWING TWELVE
COURSES:

1.   NORTH 38(degrees)42'41" EAST, 51.85 FEET;

2.   SOUTH 51(degrees)17'19" EAST, 170.54 FEET;

3.   NORTH 38(degrees)42'41" EAST, 1.53 FEET;

4. NORTHEASTERLY ALONG THE ARC OF A 138.00 RADIUS, TANGENT CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 49(degrees)50'53", AN ARC DISTANCE OF 120.06 FEET TO A POINT OF COMPOUND CURVATURE;

5. EASTERLY ALONG THE ARC OF A 850.00 FOOT RADIUS, TANGENT CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 21(degrees)31'54", AN ARC DISTANCE OF 319.43 FEET TO THE GENERAL SOUTHEASTERLY LINE OF SAID PARCEL C;

6. SOUTHWESTERLY ALONG THE ARC OF A 270.00 FOOT RADIUS, NON-TANGENT CURVE TO THE LEFT, THE CENTER OF WHICH CURVE BEARS SOUTH 52(degrees)44'55" EAST, THROUGH A CENTRAL ANGLE OF 6(degrees)33'41", AN ARC DISTANCE OF 30.92 FEET TO A POINT OF COMPOUND CURVATURE;

7. SOUTHERLY ALONG THE ARC OF A 130.00 FOOT RADIUS, TANGENT CURVE TO THE LEFT, THROUGH A CENTRAL ANGLE OF 51(degrees)02'48", AN ARC DISTANCE OF 115.82 FEET;

8.   SOUTH 88(degrees)16'54" WEST, 121.98 FEET;

9.   SOUTH 38(degrees)42'41" WEST, 223.44 FEET;

10.  NORTH 51(degrees)17'19" WEST, 211.85 FEET;

11.  SOUTH 38(degrees)42'41" WEST, 161.47 FEET; AND

12.  NORTH 51(degrees)17'19" WEST, 255.99 FEET TO THE POINT OF BEGINNING

CONTAINING 4.0851 ACRES MORE OR LESS

                                   EXHIBIT B
                                   ---------

                  INITIAL IMPROVEMENT OF THE LEASED PREMISES
                  ------------------------------------------

          1.   Improvements. The Base Building Improvements described in
               ------------
paragraph 2 shall be furnished and installed within the Leased Premises substantially in accordance with the plans and specifications for the Building without cost or expense to Tenant. Any work in addition to Base Building Improvements is referred to herein as Tenant Improvements and shall be furnished and installed within the Leased Premises substantially in accordance with plans and specifications to be prepared by Tenant and approved by Landlord in accordance with this Exhibit B and shall be furnished and installed at the expense of Tenant, except for the amount of the Landlord's Contribution described in Paragraph 12 and in Administration of Work described in Paragraph 8 of this Exhibit B. For purposes hereof, the cost of the Tenant Improvements shall include all costs associated with the design and construction of the Tenant Improvements, including, without limitation, all building permit fees, payments to design consultants for services and disbursements, all demolition and other preparatory work, premiums for insurance and bonds, general conditions, such inspection fees as Landlord may incur, reimbursement to Landlord for permit and other fees Landlord may incur that are fairly attributable to the Tenant Improvement work and the cost of installing any additional electrical capacity or telecommunications capacity required by Tenant.

          2.   Description of Base Building Improvements. The Base Building
               -----------------------------------------
Improvements shall consist of those items listed on the attached Schedule 1.

          3.   Tenant's Architect, Engineers and Contractors. Tenant shall
               ---------------------------------------------
select architects, engineers and contractors from a list of approved architects, engineers and contractors to be provided to Tenant by Landlord. In the event that Tenant desires to use an architect, engineer or contractor not on the list provided by Landlord, Tenant may request the consent of Landlord to the use of such architect, engineer or contractor, which consent may be given or withheld in Landlord's sole and absolute discretion. The cost of preparing all plans and specifications for the Tenant Improvements (including without limitation the Conceptual Plans referred to in Paragraph 4 of this Exhibit B and the Working Drawings referred to in Paragraph 5 of this Exhibit B), and the cost of preparing any change thereto shall be paid by Tenant, although Tenant may apply the Landlord's Contribution to the payment of such costs in accordance with the provisions of Paragraph 12 of this Exhibit B.

          4.   Submittal of Conceptual Plans. Tenant shall submit to Landlord
               -----------------------------
conceptual plans for the Tenant Improvements (the "Conceptual Plans"), including architectural, electrical and reflected ceiling drawings, within twenty-one (21) days after the full execution of the Lease. Such Conceptual Plans shall be for the general information of Landlord, and to assist in the coordination of the design and construction of the Tenant Improvements, but receipt of such Conceptual Plans by Landlord shall not constitute an approval by Landlord of the design or specifications shown thereon. Landlord shall, within five (5) business days following receipt by Landlord of such plans from Tenant, review, comment on and return the Conceptual Plans to Tenant, marked "Approved," "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit." If the Conceptual Plans are returned to Tenant marked "Approved," the Conceptual Plans shall be deemed approved by Landlord and the procedure set forth in Paragraph 5 below shall be followed. If the Conceptual Plans are returned to Tenant marked "Approved as Noted," the Conceptual Plans so submitted shall be deemed approved by Landlord and the procedure set forth in Paragraph 5 below shall be followed; provided however, in preparing the Working Drawings, Tenant shall cause Tenant's Architect to incorporate Landlord's noted items into the Working Drawings. If the Conceptual Plans are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," Tenant shall cause such plans to be revised, taking into account the reasons for Landlord's disapproval, and shall resubmit revised plans to Landlord for review within five (5) days after return of the Conceptual Plans to Tenant by Landlord. The same procedure shall be repeated until Landlord fully approves the Conceptual Plans.

          5.   Submittal of Working Drawings. Following the approval by Landlord
               -----------------------------
of the Conceptual Plans, Tenant shall deliver to Landlord one (1) set of reproducible sepia and three (3) sets of blue-lined prints of working drawings and specifications (hereinafter referred to collectively as the "Working Drawings") for the Tenant Improvements prepared at Tenant's sole cost and expense (although Tenant may apply the Landlord's Contribution to the payment of such cost in accordance with the provisions of Paragraph 12 of this Exhibit B) by an architect ("Tenant's Architect") licensed in the State of California and selected by Tenant from the list provided by Landlord in accordance with Paragraph 3 of this Exhibit B or specifically approved in writing by Landlord. If the draft of the Working Drawings was prepared on a computer-assisted design ("CAD") system, Tenant shall also deliver to Landlord a diskette containing the Working Drawings in the AutoCAD format. Within five (5) business days of the receipt by Landlord of a draft of Working Drawings from Tenant, Landlord shall return to Tenant one (1) sepia set of the Working Drawings marked "Approved," "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit." If the Working Drawings are returned to Tenant marked "Approved," the Working Drawings, as so submitted, shall be deemed approved by Landlord. If the Working Drawings are returned to Tenant marked "Approved as Noted," the draft of the Working Drawings shall be deemed approved by Landlord; provided however, in preparing the final approved Working Drawings, Tenant shall cause Tenant's Architect to incorporate Landlord's noted items into the Working Drawings. If the Working Drawings are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," Tenant shall cause such Working Drawings to be revised, taking into account the reasons for Landlord's disapproval and shall resubmit revised plans to Landlord for review. The same procedure shall be repeated until Landlord fully approves the Working Drawings. The Working Drawings shall be consistent with, and a logical extension of, the Conceptual Plans approved by Landlord in accordance with Paragraph 4 of this Exhibit B. Tenant shall be solely responsible for: (i) the completeness of the Working Drawings; (ii) the conformity of the Working Drawings with the existing conditions in the Building and the Leased Premises; (iii) the compatibility of the Working Drawings with the shell or the core or the mechanical, plumbing, life safety or electrical systems of the Building

(including obtaining, at Tenant's sole cost and expense, mechanical and electrical drawings from Flack & Kurtz Consulting Engineers, LLP); and (iv) the compliance of the Working Drawings with all applicable regulations, laws, ordinances, codes and rules, including, without limitation, the Americans With Disabilities Act. When the Working Drawings are approved by Landlord and Tenant, they shall be acknowledged as such by Landlord and Tenant signing each sheet of the Working Drawings. If the Working Drawings were prepared on a computer-assisted design ("CAD") system, Tenant shall also deliver to Landlord a diskette containing the approved Working Drawings in the AutoCAD format. Tenant shall cause the Conceptual Plans and Working Drawings to be prepared, submitted to Landlord and, where required, revised so as to obtain the approval of the Working Drawings by Landlord on or before Tenant's Plan Delivery Date.

          6.   Landlord's Review Responsibilities. Tenant acknowledges and
               ----------------------------------
agrees that Landlord's review and approval, if granted, of all Conceptual Plans and Working Drawings by Landlord is solely for the benefit of Landlord and to protect the interests of Landlord in the Building and the Leased Premises, and Landlord shall not be the guarantor of, nor in any way or to any extent responsible for, the correctness or accuracy of any Conceptual Plans or Working Drawings or of the compliance of the Conceptual Plans or Working Drawings with applicable regulations, laws, ordinances, codes and rules or of the conformance or compatibility of the Conceptual Plans or Working Drawings with existing conditions in the Building or Leased Premises or with the shell or the core or the mechanical, plumbing, life safety or electrical systems of the Building. Tenant shall require and be solely responsible for insuring that its architects, engineers and contractors verify all existing conditions in the Building, insofar as they are relevant to, or may affect, the design and construction of the Tenant Improvements, and Landlord shall have no liability to Tenant for any inaccuracy or incorrectness in any of the information supplied by Landlord with regard to existing conditions. Tenant shall be solely responsible for, and Landlord specifically reserves the right to require Tenant to make at any time and from time to time during the construction of the Tenant Improvements, any changes to the Conceptual Plans and the Working Drawings necessary to obtain any permit or to comply with all applicable regulations, laws, ordinances, codes and rules or to achieve the compatibility, as reasonably determined by Landlord, of the Conceptual Plans and Working Drawings with the shell and the core and the mechanical, plumbing, life safety and electrical systems of the Building and any third-party warranties.

          7.   Pricing The Work.
               ----------------

               (a) Upon completion of the Working Drawings for the Tenant Improvements, Tenant shall cause its architect to deliver to Landlord the number of copies of the Working Drawings which Landlord may reasonably request for use in obtaining bids for the work and in the course of construction. Upon receipt of such copies, Landlord shall elect, by written notice to Tenant and in accordance with Paragraph 7(b) or (c) below, as applicable, either to solicit bids from two (2) general contractors for the work shown on the Working Drawings or to solicit bids from subcontractors for the work.

               (b)  Landlord shall obtain bids from general contractors, and
(i) Tenant may, within five (5) business days of the receipt by Tenant of the notice of election from Landlord to use a general contractor, notify Landlord in writing of the names of not more than two (2) general contractors from the list described in Paragraph 3 above or from such other contractors as otherwise approved by Landlord in its sole and absolute discretion from which Tenant would like bids solicited; (ii) Landlord shall solicit bids from any such general contractors named in the notice from Tenant and from any other contractors from which Landlord desires to solicit bids; and (iii) Landlord shall be entitled to receive a fee for the supervision of the general contractor in an amount equal to the sum of (A) five percent (5%) of the cost of constructing the Tenant Improvements in the Leased Premises up to the amount of the Landlord's Contribution, plus (B) two and one-half percent (2.5%) of the cost of constructing the Tenant Improvements in the Leased Premises that exceed the amount of the Landlord's Contribution. Upon receipt of bids from the contractors from which bids were solicited, excluding any Contractor that does not submit a bid within the time period specified by Landlord in the request for bids, Landlord shall notify Tenant of the amount of each of the bids, and shall select the general contractor whose bid for the work (taking into account, in Landlord's good faith judgment, all factors associated with the bids, including without limitation, quality of materials to be used, estimated completion time and reputation of subcontractors to be used) is the lowest. Tenant shall have five (5) business days after receipt of notice from Landlord regarding the selection of the contractor in which to give written notice to Landlord of Tenant's objection to the selected bid. If Tenant accepts or fails to object within the time set forth above, the bid shall be deemed approved. If Tenant timely objects to the bid, Tenant shall meet with Landlord, the Tenant's architect and the selected general contractor within five (5) business days to discuss mutually acceptable revisions. All costs of changes required by any such revisions shall be the sole responsibility of Tenant. Following such revisions, Landlord shall submit to Tenant, as soon as reasonably practicable, a revised bid from the selected contractor, and the same procedure will be followed as set forth above until Tenant has approved the bid. In revising the bid Landlord may, if it deems appropriate, resolicit bids from the other originally solicited contractors.

               (c) Tenant shall be responsible for paying in accordance with the provisions of Section 11 below all amounts in excess of the Landlord's Contribution necessary to complete construction of the Tenant Improvements (the "Construction Payment").

          8.   Administration Of Work.
               ----------------------

               (a) After acceptance of bids, Landlord shall administer the construction of Tenant Improvements in accordance with the Working Drawings; provided, however, that Landlord shall not be required to install any Tenant Improvements that do not conform to the approved Working Drawings, or conflict with elements of the approved Working Drawings, or do not comply with applicable regulations, laws, ordinances, codes and rules; such conformity being the obligation of Tenant.

          (b) All Tenant Improvements shall be constructed by the general contractor or subcontractors selected for the work with the exception of floor coverings, wall finishes, mill work security systems (which shall not be connected to the life safety systems of the Building) and work stations which may be constructed, installed or provided by Tenant subject to the limitation hereinafter set forth. Furthermore, Tenant shall furnish and install all telephone equipment and wiring and office equipment and wiring, all of which shall be constructed, installed or provided by Tenant subject to the limitations hereinafter set forth.

          (c) All materials or equipment furnished and installed by Tenant shall be installed in a manner that conforms with the construction schedule established by Landlord and Tenant, and the work of installation shall be handled in such a manner as to maintain harmonious labor relations and as not to interfere with or delay the work of Landlord's contractors. No portion of the work to be performed by Landlord's contractor shall be dependent upon completion of any work of construction or installation to be performed by Tenant, and the work to be performed by Landlord's contractor shall have priority over any work to be performed by Tenant. Tenant's contractors, subcontractors and materialmen shall be subject to prior approval by Landlord and shall be subject to the administrative supervision of Landlord or Landlord's general contractor and rules of the site. Contractors, subcontractors and materialmen engaged by Tenant shall take the necessary steps to insure, so far as may be possible, the progress of the work without interruption on account of strikes, work stoppage or similar causes for delay. In the event that Tenant's contractors or subcontractors do not promptly cause any pickets to be withdrawn and all other disruptions to the operations of the Building promptly to cease, or in the event that Landlord notifies Tenant that Landlord has in good faith concluded that picketing or other disruptive activities are an imminent threat, Tenant shall immediately cause the withdrawal from the job of all its contractors, subcontractors or materialmen involved in the dispute. Any delay caused to Landlord's contractor attributable to performance on the part of Tenant of any work of installing or furnishing floor coverings, wall finishes, mill work office equipment work stations, telephone equipment and wiring or office equipment and wiring shall constitute Tenant's Delay, and in addition to the obligations set forth in Paragraph 8 below, Tenant shall be obligated to pay all cost and expense incurred by Landlord in connection therewith. No portion of any work to be performed by Tenant shall be taken into account in determining whether or not the Leased Premises are Substantially Complete.

          (d) Tenant shall require that each of its contractors, subcontractors and materialmen maintain commercial general liability insurance in an amount of not less than Three Million Dollars ($3,000,000.00) on a combined single limit basis and all worker's compensation insurance required by law.

          (e) Landlord shall provide access and entry to the Leased Premises to Tenant at times consistent with the construction schedule established by Landlord and Tenant for the work and subject to all the terms and conditions of the Lease and this Exhibit B (except that Tenant shall not be responsible for payment of Gross Rent solely as a result of such access and entry). Upon and following any entry into the Leased Premises by Tenant prior to the commencement of its Term, Tenant shall perform all of the obligations of Tenant applicable under the Lease during the Term (except the obligation to pay Base Rent and Tenant's Proportionate Share of Basic Operating Cost), including, without limitation, obligations pertaining to insurance, indemnity, compliance with laws and hazardous materials. In addition to the indemnity obligations of Tenant under the Lease, Tenant shall indemnify, defend and protect Landlord and hold Landlord harmless of and from any and all claims, proceedings, loss, cost, damage, causes of action, liabilities, injury or expense arising out of or related to claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the presence in the Leased Premises or the Project of Tenant's contractors or representatives or the activities of Tenant or its contractors or representatives in or about the Leased Premises or Project during the construction period, such indemnity to include, but without limitation, the obligation to provide all costs of defense against any such claims. This indemnity shall survive the expiration or sooner termination of the Lease.

          9.   Obligation of Tenant To Provide As-Built Plans. Within thirty
               ----------------------------------------------
(30) day of Substantial Completion, Tenant shall cause Tenant's Architect to provide Landlord with a complete set of plans on mylar and specifications reflecting the actual conditions of the Tenant Improvements as constructed in the Leased Premises, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes.

          10.  Reimbursement and Compensation. Tenant shall reimburse Landlord
               ------------------------------
for all actual costs incurred by Landlord in connection with the design and review of Conceptual Plans and Working Drawings for the Tenant Improvements, and Landlord shall be entitled to receive the fee provided in Paragraph 7 of this Exhibit B. Landlord may obtain any reimbursement or compensation required hereunder by deducting the amount of such reimbursement or compensation from Landlord's Contribution.

          11.  Tenant Payments. Landlord and Tenant shall make progress payments
               ---------------
on a pro rata basis (in the proportion that the Landlord's Contribution and the Construction Payment bear to the total cost for constructing the Tenant Improvements) from time to time as the Tenant Improvements are constructed or as other cost related to the Tenant Improvements are incurred. Tenant shall pay to Landlord its pro rata share within 10 days after billing by Landlord of any progress payment, and Landlord shall pay its pro rata share and Tenant's share of any progress payments directly to the general contractor or subcontractors, as appropriate. Landlord shall be entitled to suspend or terminate construction of the Tenant Improvements and to declare Tenant in default in accordance with the terms of the Lease, if payment by Tenant of its pro rata share of any progress payment has not been received by Landlord within the timeframe specified above.

          12.  Landlord's Contribution. Landlord shall provide a total of up to
               -----------------------
Seven Hundred Fifty-Six Thousand Five Hundred Seventy Dollars ($756,570.00); "Landlord's Contribution") (which is based on a maximum Landlord Contribution of $15.00 per rentable square foot), as provided in this Paragraph 12 toward the payment for the design and construction of the Tenant Improvements in the Leased Premises. Landlord shall in accordance with this Exhibit B apply Landlord's Contribution to the cost of designing and constructing the Tenant Improvements and for the other purposes specifically provided in this Exhibit B. The obligation of Landlord to make any one or more payments pursuant to the provisions of this Paragraph 12 or to proceed with the construction of the Tenant Improvements shall be suspended without further act of the parties during any such time as there exists an event of default under the Lease or any event or condition which, with the passage of time or the giving of notice or both would constitute such an event of default. Nothing in this Paragraph 12 shall affect the obligations of Tenant under the Lease with respect to any alterations, additions and improvements within the Leased Premises, including, without limitation, any obligation to obtain the prior written consent of Landlord hereto.

          13.  Designation of Tenant's Representative. Tenant hereby designates
               --------------------------------------
Bruce Tews as its representative in connection with the design and construction of the Tenant Improvements, and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant.

          14.  Tenant's Delay. If Landlord shall be delayed in Substantial
               --------------
Completion as a result of:

               (a) Tenant's failure to obtain approval of the Working Drawings by Landlord on or before Tenant's Plan Delivery Date; or,

               (b) Tenant's change(s) in Working Drawings after approval of the Working Drawings by Landlord, provided that Tenant shall not change the Working Drawings without the prior written consent of Landlord, which consent shall not be unreasonably withheld unless such change could reasonably be expected to delay Substantial Completion; or,

               (c) Any changes initiated by reason of the disapproval of any Conceptual Plans, Working Drawings or bids; or

               (d) Tenant's request for materials, finishes or installations other than Building Standard Improvements which require a longer time than Building Standard Improvements to obtain, install or complete; or,

               (e) Tenant's failure to comply with Landlord's contractor's or subcontractor's schedule; or,

               (f) An event of default by Tenant under the Lease or the existence of any event or condition which, with the passage of time or the giving of notice or both would constitute such an event of default; or,

               (g) Delays caused by Tenant in construction, (all of the foregoing being referred to herein collectively as "Tenant's Delay"), then Tenant shall pay to Landlord, as Additional Rent, one day's Gross Rent for each day of Tenant's Delay. In addition, and notwithstanding any provision to the contrary contained in the Lease, if Substantial Completion is delayed due to Tenant's Delay, the Term Commencement Date shall be the earlier of the date of Substantial Completion or the date when Substantial Completion would have occurred if there had been no Tenant's Delay. Tenant acknowledges that the length of any Tenant's Delay is to be measured by the duration of the delay in Substantial Completion caused by the event or conduct constituting Tenant's Delay, which may exceed the duration of such event or conduct due to the necessity of rescheduling work or other causes. Landlord agrees to give Tenant notice promptly following any event or conduct constituting Tenant's Delay.

                             SCHEDULE 1 TO EXHIBIT B

            Preliminary Specifications For Base Building Improvements

         The base building shall be constructed per all governmental codes by Landlord for Tenant, including, but not limited to, the following:

Structure/Envelope

 .    Concrete foundation to be reinforced grade beams with spread footings or other system as specified by geotechnical and engineering consultants.

 .    Ground floor to be concrete slab on grade, minimum thickness 5", or as required by geotechnical and engineering consultants.

 .    Elevated floors to be constructed of vented metal deck with reinforced concrete that meets fire code requirements.

 .    Building structural framing to consist of steel "braced frame" with beams and columns constructed structural rolled shapes.

 .    Non-bearing exterior facade consisting of EIFS or GFRC with decorative metal panels. An exterior containing a minimum average of 40% glass of ribbon or punched opening windows with high performance glass.

 .    Floor system designed with minimum live load capacity of 50 psf and dead load capacity of 20 psf. Select central core areas to have increased floor loading capacity of 100 psf.

 .    Roof live load to be 20 psf except where mechanical loads are imposed.

 .    Floor to floor heights to be approximately 15'-0".

 .    Base building roof drains and drain lines with connection to site storm drain system.

 .    Surface and/or structured parking adjacent to premises as required to provide tenant with 3.0 spaces per 1,000 rentable square feet.

 .    Roof screens up to 11'-0" in height above the roof as required by City of
     South San Francisco.

 .    Roofing membrane to be a built-up roof over rigid insulation on top of metal roof deck construction.

 .    Two internal fire rated stairways serving all floors. One stairway to continue to roof via a ship ladder. Security system for access between floors to be provided by Tenant.

 .    One complete and finished base building male and female restroom at each floor. Finishes to include stone countertops, ceramic tile walls and floors. Accessible showers located on first floor.

 .    Fire proofing of building structure, as required, per building code.

 .    Fire safing between floors to maintain code required separations.

 .    Perimeter walls and roof insulation per Title 24 requirements.

Electrical

 .    4,000 amp 277/480 volt, 3-phase electric service and transformer with underground electrical to main base building switch and meter section.

 .    Switchgear as required to service base building systems, parking structure, site lighting and irrigation.

 .    Emergency generator for base building life safety systems. Conduit provided for Tenant exterior generator adjacent to base building generator.

 .    Vertical electrical service distribution to each floor to be provided via busways. Horizontal switchgear and distribution by Tenant.

Mechanical

 .    Rooftop mounted heating, ventilation and air conditioning systems with vertical distribution provided to each floor but exclusive of horizontal distribution and control equipment.

 .    Domestic water, sanitary sewer, plumbing vent and exhaust systems provided at each floors restroom core.

 .    Base building domestic water service with meters, backflow preventers and check assembly located per California Water Service requirements.

 .    Base building sanitary sewer line under ground floor slab.

 .    Complete base building light hazard automatic fire sprinkler system to meet
     NFPA standards (excluding tenant branch lines and drops to suspended ceilings).

Miscellaneous

 .    Two elevators. One passenger car and one "swing" car for passenger and freight service.

 .    Base building fire and life safety systems shall meet all applicable codes and capable of being extended beyond the core to accommodate tenant improvements.

 .    Base building security systems to provide for after hours access and controls at ground floor exterior lobby doors.

 .    Two (2), 4" underground telephone/data conduits from Gateway Blvd to base building main telecommunications room. Two 4" sleeves to be provided in each telephone room at each elevated floor.

 .    Loading area to be at grade.

 .    Landscaping, hardscapes and automatic irrigation systems, including control systems.

 .    One (1) monument sign at each main entrance along Gateway Boulevard identifying The Gateway North Campus and the building address.

 .    Controlled site lighting to provide a minimum of one (1) foot candle per square foot.

                                   EXHIBIT B-1

                 Definition Of Building Standard Improvements

     For the purposes of the definition set forth in Section 1.08 of the Lease,
                Building Standard Improvements would consist of:

A.       Partitions.
         ----------

         One (1) linear foot of ceiling-height partition per twelve (12) square feet of Net Rentable Area less Common Areas. Partitions to be constructed of 2 1/2" metal studs at 24" on center, 5/8" gypsum wallboard both sides, with two coats of latex paint.

B.       Doors and Hardware.
         ------------------

         One (1) ten (10) foot high, solid core, plain sliced maple door with a clear anodized aluminum frame and polished chrome lever handle latch set hardware per three hundred (300) square feet of Net Rentable Area less Common Areas.

C.       Ceiling.
         -------

         Suspended metal "T-Bar" ceiling system with 24" x 24" x 5/8" thick tegular-style mineral fiber acoustical ceiling throughout the Leased Premises.

D.       Lighting.
         --------

         One (1) 2' x 4' recessed fluorescent lighting fixture with anodized aluminum parabolic shaped louvers, including initial lamping, per seventy-five
(75) square feet of Net Rentable Area less Common Areas. Common Areas on all office floors shall have lighting selected by Landlord.

E.       Electrical Outlets.
         ------------------

         One (1) duplex wall-mounted convenience outlet mounted at standard locations with white plastic cover plate for each one hundred twenty (120) square feet of Net Rentable Area less Common Areas.

F.       Telephone Outlets.
         -----------------

         One (1) telephone wall outlet mounted at standard locations for each two hundred ten (210) square feet of Net Rentable Area less Common Areas with pull wire through the partition.

G.       Floor Covering.
         --------------

         Direct glue down carpet or a credit of $15.00 per square yard of carpeted area.

H.       Switch.
         ------

         One (1) dual light switch, rocker type, mounted at standard locations with white plastic cover plate for each three hundred (300) square feet of Net Rentable Area less Common Areas.

I.       Window Covering.
         ---------------

         Horizontal aluminum one-inch-slat blinds for exterior windows.

J.       Life Safety Systems.
         -------------------

         Rapid Response fire sprinkler heads to conform with typical Tenant partition layout, utilizing the Building Standard partition and lighting, for light hazard occupancy design criteria. Manual fire alarm pull stations, exit lights, and audible fire alarm speakers shall be provided at the Building stair doors and elevator lobbies.

K.       HVAC.
         ----

         The HVAC system for the Leased Premises to suit normal general office space utilizing the Building Standard lighting fixtures.

                                    EXHIBIT C
                                    ---------

                         BUILDING RULES AND REGULATIONS

         1. Sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by any Tenant or used by them for purpose other than ingress to and egress from their respective Leased Premises, and for going from one part of the Building to another part.

         2. Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be deposited therein. Damage to any such fixture resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

         3. Nails, screws and other attachments to the Building require prior written consent from Landlord.

         4. All contractors and technicians rendering any installation service to Tenant shall be subject to Landlord's approval and supervision prior to performing services. This applies to all work performed in the Building, including, but not limited to, installation of telephone, telegraph equipment, and electrical devices, as well as all installation affecting floors, walls, woodwork, windows, ceilings, and any other physical portion of the Building.

         5. Movement in or out of the Building of furniture, office equipment, or other bulky material which requires the use of elevators, stairways, or Building entrance and lobby shall be restricted to hours established by Landlord. All such movement shall be under Landlord's supervision, and the use of an elevator for such movements shall be made restricted to the Building's freight elevators. Rearrangements with Landlord shall be made regarding the time, method, and routing of such movement, and Tenant shall assume all risks of damage and pay the cost of repairing or providing compensation for damage to the Building, to articles moved and injury to persons or public resulting from such moves. Landlord shall not be liable for any acts or damages resulting from any such activity.

         6.    Corridor doors, when not in use, shall be kept closed.

         7. Tenant shall cooperate with Landlord in maintaining the Leased Premises. Tenant shall not employ any person for the purpose of cleaning the Leased Premises other than the Building's cleaning and maintenance personnel.

         8. Deliveries of water, soft drinks, newspapers, or other such items to any Leased Premises shall be restricted to hours established by Landlord and made by use of the freight elevators if Landlord so directs.

         9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, fish, or animals of any kind shall be brought into or kept in, on or about the Leased Premises.

         10. No cooking shall be done in the Leased Premises except in connection with convenience lunch room or beverage service for employees and guests (on a non-commercial basis) in a manner which complies with all of the provisions of the Lease and which does not produce fumes or odors.

         11. Food, soft drink or other vending machines shall not be placed within the Leased Premises without Landlord's prior written consent.

         12. Tenant shall not use or keep on its Leased Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment.

         13. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Leased Premises. Landlord shall make adjustments in thermostats on call from Tenant.

         14. Tenant shall comply with all requirements necessary for the security of the Leased Premises, including the use of service passes issued by Landlord for after hours movement of office equipment/packages, and signing security register in Building lobby after hours.

         15. Landlord will furnish Tenant with a reasonable number of initial keys for entrance doors into the Leased Premises and may charge Tenant for additional keys, thereafter. All such keys shall remain the property of Landlord. No additional locks are allowed on any door of the Leased Premises without Landlord's prior written consent and Tenant shall not make any duplicate keys, except those provided by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises, and give to Landlord the combination of all locks for safes and vault doors, if any, in the Leased Premises.

         16. Landlord retains the right, without notice or liability to any tenant, to change the name and street address of the Building.

         17. Canvassing, peddling, soliciting, and distribution of handbills in the Building are prohibited and each tenant will cooperate to prevent these activities.

         18.   The Building hours of operation are (excluding holidays):

                 7:00 A.M. to 6:00 P.M. Monday through Friday

         19. Landlord reserves the right to rescind any of these rules and regulations and to make future rules and regulations required for the safety, protection, and maintenance of the

Building, the operation and preservation of good order thereof, and the protection and comfort of the tenants and their employees and visitors. Such rules and regulations, when made and written notice given the Tenant, shall be binding as if originally included herein.

                                    Exhibit D

                                 Sample Form Of

                         Lease Commencement Certificate

                                 Office Building

Re:      The Gateway

         _____ Gateway Boulevard, Suite ______
         So. San Francisco, California 94080

              This is to certify that    [Tenant's Name and Suite Number] has
                                     ------------------------------------
opened/closed on [Date]


     BILLING ADDRESS                         Rentable Area ___________________

                                             Lease Commencement
     NAME _____________________________      Date_____________________________

     ADDRESS __________________________      Lease Expiration Date____________

     CITY, STATE, ZIP__________________      Rental Payment Commencement

     __________________________________      Date ____________________________

     ATTN:_____________________________      Final Tenant Construction
                                             Overage _________________________

     ATTN: ____________________________
                                             Payment due from Tenant

                                             Insurance Certificate
                                             submitted (Y/N)__________________


                                             Security Deposit received________


     By: ______________________________      By:______________________________
         [TENANT or TENANT'S Agent]             Agent for HMS GATEWAY
                                                OFFICE, L.P.

                                      -1-